Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-214067

PROSPECTUS

ELECTRAMECCANICA VEHICLES CORP.

8,111,174 Common Shares

This Prospectus relates to the resale of up to 3,805,587 shares of our common stock and 4,305,587 shares of our common stock issuable upon exercise of outstanding warrants that may be offered and sold, from time to time, by the selling securityholders identified in this prospectus. The selling securityholders will offer and sell the shares of outstanding common stock at an initial price of CAD$1.00 per share and the shares of common stock underlying the outstanding warrants at an initial price of CAD$2.00 per share until our common stock is quoted on the OTCQB operated by the OTC Markets Group Inc. and thereafter at prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The reason for the difference in the initial price is that the selling securityholders will be selling their securities at the latest private placement price paid for such securities. No cash will be received by us from the sale of shares of common stock by the selling securityholders. We will incur all costs associated with this prospectus.

We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to receive a stock symbol in order for such market maker to post a bid and ask first on the OTC Pink and then eventually on the OTCQB. We do not currently have a market maker who is willing to post quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act” on page 29.)

In reviewing this prospectus you should carefully consider the matters described under the caption “Risk Factors” beginning on page 6.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall the selling securityholders sell any of these securities in any state where such an offer to sell or solicitation would be unlawful before registration or qualification under such state’s securities laws.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 10, 2017

__________

__________

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “Electrameccanica” and “our business” refer to Electrameccanica Vehicles Corp.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. The Company’s accounts are maintained in Canadian dollars and the Company’s financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

Canada Dollar per U.S. Dollar Noon Buying Rate
	Average(1)	High	Low	Period-End
Year ended Dec. 31,
2016	1.3248	1.4589	1.2544	1.3427
Most recent six months
July 2016	1.3050	1.3225	1.2844	1.3041
August 2016	1.2994	1.3180	1.2775	1.3124
September 2016	1.3108	1.3248	1.2843	1.3117
October 2016	1.3251	1.3403	1.3104	1.3403
November 2016	1.3438	1.3582	1.3337	1.3426
December 2016	1.3329	1.3556	1.3120	1.3427

TRADEMARKS

We operate under the trademark “ELECTRA MECCANICA SOLO”, which is registered under applicable intellectual property laws. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FORWARD LOOKING STATEMENTS

This Prospectus contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this Prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-production vehicles, the projection of timing and delivery of SOLOs in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: the Company’s ability to build pre-production SOLOs and to begin production deliveries within certain timelines; the Company’s expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with the Company’s current expectations; production of SOLOs meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and the Company’s ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Operating and Financial Review and Prospects, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors include but are not limited to:

•	general economic and business conditions, including changes in interest rates;

•	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

•	natural phenomena;

•	actions by government authorities, including changes in government regulation;

•	uncertainties associated with legal proceedings;

•	changes in the electric vehicle market;

•	future decisions by management in response to changing conditions;

•	the Company’s ability to execute prospective business plans;

•	misjudgments in the course of preparing forward-looking statements;

•	the Company ability to raise sufficient funds to carry out its proposed business plan;

•	consumers’ willingness to adopt three-wheeled single passenger electric vehicles;

•	declines in the range of the Company’s electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

•	developments in alternative technologies or improvements in the internal combustion engine;

•	inability to keep up with advances in electric vehicle technology;

•	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

•	dependency on certain key personnel and any inability to retain and attract qualified personnel;

•	in experience in mass-producing electric vehicles;

•	inability to reduce and adequately control operating costs;

•	failure of the Company’s vehicles to perform as expected;

•	inexperience in servicing electric vehicles;

•	inability to succeed in establishing, maintaining and strengthening the Electrameccanica brand;

•	disruption of supply or shortage of raw materials;

•	the unavailability, reduction or elimination of government and economic incentives;

•	failure to manage future growth effectively; and

•	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company’s behalf. The Company does not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this Prospectus and other documents that the Company may file from time to time with the securities regulators.

__________

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our common shares and the other considerations that are important to your decision to invest in our common shares. You should pay special attention to the “Risk Factors” section on page 6.

The phrase “fiscal year” refers to the period from February 16, 2015 (date of inception) to December 31, 2015.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

Our Company

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31, fiscal year end. We are engaged in the planning, development and manufacturing of single person electric vehicles. As of January 15, 2017, there were 41,783,587 shares of our common stock outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electrameccanica.com. Information on our website does not constitute part of this prospectus. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

We are not a reporting issuer under any securities legislation and our securities are not listed or posted for trading on any securities exchange or stock quotation system.

In order to carry out our proposed business plan, we estimate that we will need approximately $2.94 million for the next 12 months. Our auditors have issued a going concern opinion in our audited financial statements.

Our executive officers and directors own 72.6% of our common stock, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested and will vest within 60 days of November 30, 2016.

Offering Summary

The Issuer:	Electrameccanica Vehicles Corp.
Address: 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4
Telephone: (604) 428-7656.

The Selling Securityholders:

The selling securityholders (each a “Selling Securityholder”) are comprised of: (i) the holders of the common stock and common stock purchase warrants which were issued pursuant to private placements on various dates from February 16, 2015 to October 5, 2016. The Selling Securityholders are named in this prospectus under “Selling Securityholders”.

Shares Offered by the Selling Securityholders:	The Selling Securityholders are offering up to an aggregate of 8,111,174 shares of our common stock comprised of:

•	up to 3,805,587 shares of common stock issued pursuant to private placements; and

•	up to 4,305,587 shares of common stock issuable upon the exercise of common stock purchase warrants that were issued as part of the units offered and sold pursuant to private placements.

Offering Price:

The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time at a price of CAD$1.00 per share and the shares of common stock underlying the outstanding warrants at a price of CAD$2.00 per share until our common stock is quoted on the OTCQB operated by the OTC Markets Group Inc. and thereafter at prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. If the shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Use of Proceeds:

We will not receive any of the proceeds from the sale of 3,805,587 previously-issued shares of common stock by the Selling Securityholders. However, up to an additional 4,305,587 shares of common stock that may be offered for sale by the Selling Securityholders under this prospectus are issuable upon exercise of warrants. If all of these warrants are exercised, which cannot be assured, we will receive total proceeds of $5,750,549. The proceeds, if any, would be used for general corporate and working capital purposes. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:	Our common stock is not listed or posted for trading on any securities exchange or stock quotation system.

Outstanding Shares of Common Stock:

There were 41,783,587 shares of common stock outstanding as of January 15, 2017. If all of the shares offered hereby which are issuable upon exercise of warrants are issued, then there would be 46,089,174 shares of our common stock issued and outstanding.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary Financial Data

The summary financial information set forth below has been derived from the financial statements of Electrameccanica for the period from February 16, 2015 (date of inception) to December 31, 2015 and for the nine month periods ended September 30, 2016 and date of inception to September 30, 2015. You should read the following summary financial data together with our financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Operating and Financial Review and Prospects.”

Statement of Operations
	Year ended Dec. 31, 2015	9 Months Ended September 30,
		2016	2015
Revenues	-	-	-
Gross Margin	-	-	-
Net Loss	$995,833	$3,536,039	$470,501
Basic and Diluted Earnings (Loss) per Share	($0.22)	($0.11)	($0.02)
Basic and Diluted Earnings Loss per Share after 1 for 5 share split	($0.04)	N/A	N/A

Balance Sheet
	December 31, 2015	September 30, 2016
Cash	$106,357	$234,213
Current Assets	$197,309	$633,495
Total Assets	$213,118	$718,209
Current Liabilities	$346,416	$1,149,720
Total Liabilities	$346,416	$1,149,720
Shareholders’ Equity (Deficiency)	($133,298)	($431,511)

RISK FACTORS

An investment in our shares of common stock carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock. Refer to “Forward-Looking Statements”.

There is no assurance that we will be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause, or that these potential risks and uncertainties are a complete list of the risks and uncertainties facing us. Furthermore, there may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated any revenues.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment. We were formed in February 2015 and we have not yet begun producing or delivering our first vehicle. To date, we have no revenues. We intend in the longer term to derive substantial revenues from the sales of our SOLO vehicle and other intended elective vehicles. The SOLO is in development, and we do not expect to start delivering to customers until the end of the first quarter or early second quarter of 2017. The SOLO vehicle requires significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

It is anticipated that we will experience an increase in losses prior to the launch of the SOLO.

For the fiscal year ended December 31, 2015, we generated a loss of $995,833. For the nine months ended September 30, 2016, we generated a loss of $3,536,039 (unaudited), bringing our accumulated deficit to $4,531,872 (unaudited). We anticipate generating a significant loss for the current fiscal year. The independent auditor’s report on our financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have no revenues, are currently in debt and expect significant increases in costs and expenses to forestall revenues for the foreseeable future. Even if we are able to successfully develop the SOLO, there can be no assurance that we will be commercially successful. If we are to ever achieve profitability we must have a successful commercial introduction and acceptance of the SOLO, which may not occur.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

•	design, develop and manufacture the SOLO and its components;

•	develop and equip our manufacturing facility;

•	build up inventories of parts and components for the SOLO;

•	open Electrameccanica stores;

•	expand our design, development, maintenance and repair capabilities;

•	develop and increase our sales and marketing activities; and

•	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in increases in our revenues, which would further increase our losses.

We currently have negative operating cash flows and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses in order to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. There is no assurance that sufficient revenues will be generated in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing, and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

We will need a significant amount of capital to carry out our proposed business plan, and unless we are able to raise sufficient funds we may be forced to discontinue our operations.

In order to carry out our proposed business plan to develop, manufacture, sell and service electric vehicles, we will require a significant amount of capital. We estimate that we will need approximately $2.94 million to finance our planned operations for the next 12 months.

We will not receive the proceeds of this offering other than from the shares of common stock that may be offered for sale by the Selling Securityholders under this prospectus that are issuable upon exercise of warrants.

We intend to raise our cash requirements for the next 12 months through the sale of our equity securities in private placements, through shareholder loans or possibly through a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such capital-raising efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us. We intend to negotiate with our management and consultants to pay parts of their salaries and fees with stock and stock options instead of cash.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to conduct our business as projected, any of which could mean that we will be forced to discontinue our operations.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth is dependent upon consumers’ willingness to adopt three-wheeled single passenger electric vehicles.

Our growth is highly dependent upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single passenger electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•	perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

•	perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

•	the limited range over which electric vehicles may be driven on a single battery charge;

•	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

•	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

•	improvements in the fuel economy of the internal combustion engine;

•	the availability of service for electric vehicles;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil and gasoline;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

•	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

•	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their SOLO vehicle as well as the frequency with which they charge the battery of their SOLO vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and 8 years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change we plan to upgrade or adapt our vehicles and introduce new models in order to continue to provide vehicles with the latest technology, in particular battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us dependent upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single passenger electric vehicle and have targeted mainly urban residents of modest means. We will need to address additional markets and expand our customer demographic in order to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success is dependent on the efforts, abilities and continued service of Jerry Kroll - Chief Executive Officer, Henry Reisner - Chief Operating Officer, Kulwant Sandher - Chief Financial Officer, and Ed Theobald – General Manager. A number of these key employees and consultants have significant experience in the automobile manufacturing industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement. We have not obtained any “key man” insurance on certain key personnel.

Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframes estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and legal requirements contained in approvals or that arise under common law. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances, dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odours (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our Company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our SOLO after several years of customer driving.

We have very limited experience servicing our vehicles. If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our SOLO customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our SOLO customers, our ability to generate customer loyalty, grow our business and sell additional SOLOs as well as our future intended vehicles could be impaired.

We have very limited experience servicing our vehicles. As of September 30, 2016 we had not sold any SOLOs as we do not plan to begin production of any SOLO vehicles until the end of the first quarter or early second quarter of 2017, and do not have any experience servicing these cars as they do not exist currently. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques.

We may not succeed in establishing, maintaining and strengthening the Electrameccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects are heavily dependent on our ability to develop, maintain and strengthen the Electrameccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell the SOLO and planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the Electrameccanica brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber, non-ferrous metals such as copper, as well as cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•

the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business is dependent on the continued supply of battery cells for our vehicles. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of the SOLO until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. There can be no assurance that we will be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our planned SOLO. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO reservations and could materially adversely affect our brand, image, business, prospects and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of the SOLO. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes;

•	addressing new markets; and

•	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians for our electric vehicles. Competition for individuals with experience designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. As we expand our business to include full in-house manufacturing of our SOLO vehicle, there can be no assurances that our employees will not join or form a labor union or that we will not be required to become a union signatory. We are also directly or indirectly dependent upon companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have not delivered any SOLO vehicles to date and limited field experience of those vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles with annual limits of approximately $5 million on a claims made basis, but we cannot assure that our insurance will be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The status of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating a knockoff of our products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the U.S. In addition, others may obtain patents that we need to take a license to or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

•	pay substantial damages;

•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

•	redesign our vehicles or other goods or services; or

•	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our directors and executive officers reside outside the United States

We are organized under the laws of the Business Corporations Act (British Columbia) and our executive offices are located outside of the United States in Vancouver, British Columbia. All of our directors and officers, as well as our auditor, reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risk Related to Our Common Stock

Our executive officers and directors own 73.6% of our common stock.

Our executive officers and directors beneficially own, in the aggregate, 73.6% of our common stock, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested and will vest within 60 days of January 15, 2017. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We cannot assure you that there will be a market in the future for our common stock. We intend to apply to have our common stock quoted on the OTCQB operated by the OTC Markets Group Inc. after this prospectus is declared effective by the SEC, but if for any reason our common stock is not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of our securities may have difficulty selling their shares. Even if our common stock is quoted on the OTCQB, the trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price for our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

Additional issuances of our common stock may result in dilution to our existing common stockholders and issuances of our preferred stock may adversely affect the rights of the holders of our common stock and reduce the value of our common stock.

Our Notice of Articles authorize the issuance of an unlimited number of shares of common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price, if one exists at the time, of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

In addition, our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock, and without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of shares of common stock. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of shares of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have not present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which: (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Resale restrictions for British Columbia residents and other Canadian residents may limit your ability to sell your shares.

If you are a resident of British Columbia, until we have filed a prospectus with the British Columbia Securities Commission, for which a receipt has been issued, and four months and a day have passed from the date you acquired your shares from us, you must rely on an exemption from the prospectus requirements of B.C. securities laws to resell your shares. Since our common stock is not currently quoted on the OTC Bulletin Board, OTC Pink, OTCQB or OTCQX, B.C. residents must comply with the B.C. Securities Commission’s B.C. Instrument 72-502 - Trades In Securities of U.S. Registered Issuers (“BCI 72-502”), which requires, among other conditions, that B.C. residents hold their shares for four months and limit the volume of shares they sell in any 12-month period (See “Canadian Securities Law” under the Plan of Distribution). These restrictions limit the ability of B.C. residents to resell shares of our common stock in the United States and therefore, may materially affect the market value of your investment.

If our application to have our common stock quoted on the OTCQB is accepted or our common stock is quoted on the OTC Pink, selling securityholders who are residents of all provinces and territories of Canada other than Ontario will instead need to comply with the restrictions and exemptions of Multilateral Instrument 51-105 - Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”) to resell their shares. This means that such selling securityholders may only sell their shares of our common stock through an investment dealer registered in a jurisdiction of Canada from an account at that dealer in the name of the selling securityholder and the dealer executes the trade through any of the over-the-counter markets in the United States. We believe that MI 51-105 will apply because our executive officers and directors are residents of British Columbia, Canada.

If you are a resident of Ontario, Canada, until we have filed a prospectus with the British Columbia Securities Commission, for which a receipt has been issued, and four months and a day have passed from the date you acquired your shares from us, you must rely on other available prospectus exemptions to resell your shares.

COMPANY INFORMATION

History and development of the Company

Electramecccanica Vehicles Corp. is a development-stage electric vehicle (“EV”) production company incorporated on February 16, 2015 under the laws of British Columbia, Canada. The concept for our Company was developed by Jerry Kroll after years of research and development on advanced EVs.

Upon returning to Vancouver in 2011, Mr. Kroll decided new electric drive systems could revolutionize car assembly and the concept for our Company’s flagship EV called the “SOLO” was born. With the help of long time automotive expert and friend Mr. Reisner, President of Intermeccanica International Inc. (“Intermeccanica”), and Intermeccanica’s vast experience in automotive craftsmanship, our Company’s first prototype was finished in January 2015. To solidify our presence and branding in the EV market, we incorporated in February of 2015 under the name Electrameccanica Vehicles Corp. For the past 10 years, Mr. Kroll has been researching and developing superior technologies for autonomous drive systems and dynamic induction charging. We have plans for ongoing refinements to performance, style, value and efficiency as drive systems, computerization and materials are developed.

In 2015, we entered into an arrangement with Intermeccanica to leverage Intermeccanica’s 50+ years of quality car manufacturing expertise. Pursuant to a Joint Operating Agreement entered into between us, Intermeccanica and Henry Reisner, dated July 15, 2015, and as amended on September 19, 2016, we have an arrangement dealing with leased premises, production assembly and an option to acquire Intermeccanica, as more fully described under the heading “Material Agreements” below, that we believe will further enhance the combination of our proprietary SOLO design with Intermeccanica’s manufacturing expertise. Under the Joint Operating Agreement with Intermeccanica, we have contracted Intermeccanica to assist with the development of the present and future vehicles, and also to provide production and delivery capabilities in conjunction with our own production capabilities. If we decide not to exercise our call option to acquire Intermeccanica, as more fully described below under the heading “Material Agreements,” then under the Joint Operating Agreement Intermeccanica will continue to provide development, production and delivery assistance.

We currently have a modern furnished showroom near the downtown core of Vancouver, where interested consumers may receive more information on the SOLO, review its specs and technical design, and even test-drive one of the existing prototypes.

To date, we have a number of marketing efforts that have succeeded in helping us achieve an order book of approximately $7.7 million, including 387 private pre-sales. Interested consumers are able to place reservations for the SOLO with a $250 refundable deposit. We have 387+ orders to date with a refundable deposit of $250 for 383 SOLOs and a refundable deposit of $1,000 for 4 Super SOLOs

We have been funding operations to date through equity financings by our founders and through private placements of over $9.7 million from investors. The table below reflects the current share structure of our Company which indicates management maintaining a majority control of the Company at this time.

Current Share Structure
	Number of Shares	Percentage of Outstanding Shares (%)
Management	24,178,000	57.9%
Private Investors	17,605,587	42.1%
Total	41,783,587	100%

Corporate Headquarters

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our phone number is (604) 428-7656.

Subsidiaries

We do not have any subsidiaries.

BUSINESS OVERVIEW

General

We are a development-stage EV company focusing on the market demand for EVs that are efficient, cost-effective and environmentally friendly methods for urban residents to commute. We believe that our flagship EV called the SOLO is the answer to such market demand.

We created the SOLO’s first prototype in January of 2015. Since the completion of the prototype, our engineers and designers have devoted efforts to provide the SOLO with an appealing design, and have engaged in proprietary research and development leading to a high performance electric rear drive motor.

The SOLO features a lightweight aerospace composite chassis to allow for a top speed of 130km/h, an attainable cruise speed of 110km/h and is able to go from 0 km/h to 100 km/h in approximately 8 seconds. Our SOLO features a lithium ion battery system that requires only three hours of charging time on a 220-volt charging station or six hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 160 km in range. We also offer a comprehensive warranty package for two years of unlimited mileage which is included in the price of the SOLO. Standard equipment in the SOLO include, but is not limited to the following:

•	LCD Digital Instrument Cluster;

•	Power Windows;

•	AM/FM stereo with Bluetooth/ CD/USB;

•	Remote keyless entry system;

•	Rear view backup camera;

•	285 litres of cargo space; and

•	Heater and defogger.

Optional equipment will include air conditioning at an additional cost.

The purchase price for our SOLO is $19,888.

Our production department has completed 2 pre-production SOLOs, and we intend to produce up to 3 further preproduction SOLOs by the end of 2016. This will allow us to determine if the projected production volume of 10 to 20 SOLOs per month is able to be produced at our existing facilities beginning in January 2017. Producing the preproduction SOLOs allows us to determine and assess the entire production process. Currently, we have increased our production space, organized a production line, ordered components and are in the process of fine tuning the production process through the pre-production SOLOs. We anticipate our production costs to be $15,000 per SOLO, providing a gross margin of 25% based on a sale price of $19,888.

In recognizing the needs of different demographic groups, from the Company’s product plan, we plan to launch additional vehicle models namely, the “Twin,” which features two seats and we believe suitable for urban families, young commuters, empty nesters, and environmentally-conscious consumers. We also plan on launching the Super SOLO, which is a sports car model within our EV product line. The Super SOLO is intended to boast a longer range and a higher top speed, sleek, aerodynamic design and features that will rival existing super sports cars such as the Ferrari 488, Lamborghini Gallardo, etc. For larger compartment needs, we have plans in the future to release the “Cargo,” a larger vehicle than the SOLO that is designed for use as a fleet vehicle with ample storage space which would be best suited for delivery companies such as FedEx, United States Postal Service, and Canada Post. The Cargo is expected to offer the appropriate compartment space for fleet vehicle uses such as delivery, while offering long range capability and cleaner technology.

Refundable deposits have been accepted for the planned Super SOLO and such deposits are able to be returned at any time. Mechanical development on the Super SOLO has begun and progress will determine when this and any other variants can be launched. No set date has been declared at this time. The Super SOLO is intended to be a high performance version of the SOLO.

Sources and Availability of Raw Materials

We continue to source duplicate suppliers for all of our components, in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.

At present, we are subject to the supply of our chassis from one supplier for our production of the SOLO. We have started to source additional suppliers of the chassis to mitigate the risk of being dependent on only one supplier.

Patents and Licenses

We have filed patents on items that our legal counsel deem necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent and design applications, trade secrets, including know-how, employee and third party non-disclosure agreements, copyright laws, trademarks and other contractual rights to establish and protect our proprietary rights in our technology. As at January 26, 2017 we had one issued design registration, one allowed design application and five pending patent and design applications with various countries which the Company considers core to its business in a broad range of areas related to the design of the SOLO and its powertrain. We intend to continue to file additional patent applications with respect to our technology. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, there can be no assurance that these pending patent applications will provide us with protection.

Market Overview

Investment in clean technology has been trending for several years as nations, governments, and society overall become more aware of the damaging effects pollution and greenhouse gas emissions (“GHG”) have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, nations and government agencies have announced their proposals to reduce GHGs, contribute funding into research and development in clean technology, and offer incentives/rebates for clean technology investments by businesses and consumers.

Electric vehicle is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group, there are more categories that further segment into alternative vehicles that embrace different innovative technologies such as: (i) battery electric vehicles (“BEV”); (ii) fuel-cell electric vehicles (“FCV”); or (iii) plug-in hybrid electric vehicles (“PHEV”).

BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell, or a fuel tank. The Nissan Leaf, Tesla Model S, and our SOLO are BEVs.

FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from a FCV are water and heat, hence making FCVs true zero-emission vehicles.

PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. PHEVs can alternate between using electricity while in its all-electric range or relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.

The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations: a search on Yellow Pages reveals that there are 439 gas stations alone in the City of Vancouver whereas the entire Province of British Columbia has approximately 500 public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.

Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service.

Electric Vehicles/Automotive – Global Market

EVs have been around for a number of years, but have only recently gained mass adoption and public interest due to open discussions of GHG emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs, and improved battery management systems and EV range. According to Navigant Research, the global light duty EV market is estimated to grow from 2.6 million vehicle sales in 2015 to over 6.0 million vehicle sales in 2024.1

EVs in the global market are gaining adoption by the general public and these efforts have also been aided by traditional automotive manufacturers’ entry into the market. The majority of growth in the EV industry has been led by the following top five EV models: (1) Nissan Leaf; (2) Chevrolet Volt (PHEV); (3) Toyota Prius (PHEV); (4) Tesla Model S; and, (5) Mitsubishi Outlander (PHEV).2 There are few manufacturers that are solely devoted to the manufacturing of EVs, the most well-known and popular one being Tesla Motors.

On a global scale, EVs are gaining popularity, particularly in countries where there is high population density, narrow roads, and limited urban space. According to an April article from Pedestrian Observations3, an online website dedicated to transit-oriented developments, several European countries are formulating programs that ban cars fueled by petrol or diesel. This initiative was introduced by Norway’s Minister for the Environment and co-spokesperson for the Green Party, which expects to implement the ban completely by 2025.4

In France, the Paris region has been calling for a phase-out of the internal combustion engine due to rising levels of particulate pollution from diesel vehicles and the local government is looking into implement more battery charging stations to help commuters refuel along the way.5 The German government is expecting German automakers to spend more money on research and development for improved battery range and charging stations.6

In Belgium, Switzerland, and the Netherlands, such governments would like a similar phase-out program akin to that of Norway’s.7 These countries expect the phase-out to be complete by 2030.8 In some of these countries, however, there remain opposing parties to the phase-out program and it is uncertain as to how it will ultimately play out.

The aforementioned initiatives show that there is significant demand for EVs and with government support, adoption of EVs and changes to the industry can be made more rapidly. Our management believes that these initiatives will materialize and are optimistic at the prospects of an overall cleaner environment and bigger market for EVs.

Electric Vehicles/Automotive – Canadian Market

Data from FleetCarma.com (“FleetCarma”), a clean technology information and communications technology website, reported 2015 EV sales in Canada to be 6,933.9 Although this number pales in comparison to the total 1.898 million internal combustion vehicles sold in Canada in 2015, the 2015 EV sales numbers represent an approximate 32% increase in sales over 2014. The graph below from FleetCarma.com further breaks down the number of vehicles sold by each EV automaker in Canada in 2014 and 2015.

_____________________________
1 Navigant Research Report, Global Forecasts for Light Duty Hybrid, Plug-in Hybrid, and Battery Electric Vehicle Sales and Vehicles in Use: 2015-2024, online: <https://www.navigantresearch.com/research/electric-vehicle-market-forecasts>.
2      “Electric Car Demand Growing, Global Market Hits 240,000 Units”, Cleantechnica (28 March 2015), online: <https://cleantechnica.com/2015/03/28/ev-demand-growing-global-market-hits-740000-units/>.
3      “Several European Countries to Follow Norway’s Lead, Ban Fuel-Powered Cars”, Pedestrian Observations (1 April 2016), online: <https://pedestrianobservations.wordpress.com/2016/04/01/several-european-countries-to-follow-norways-lead-ban-fuel-powered-cars/>.
4 Ibid.
5 Ibid.
6 Ibid.
7 Ibid.
8 Ibid.
9 Electric Vehicle Sales in Canada: 2015 Final Numbers, online: <http://www.fleetcarma.com/ev-sales-canada-2015/>.

As can be seen from the graph above, Tesla Motor’s Model S made huge strides in sales, recording a 137% increase in 2015 over 2014. Nissan Leaf sales also increased by 23% in 2015 while Chevrolet Volt sales were down 8% in 2015 as compared to the previous year.

FleetCarma also states the total number of EVs on the road in Canada at 18,451.10 54% of Canada’s total EVs are BEVs with the rest being PHEVs. FleetCarma’s data also highlights that the Province of Quebec currently leads the rest of Canada with the most registered EVs at 8,500 vehicles, representing 46% of the entire Canadian EV population. The bar chart below from FleetCarma indicates the provinces and th heir respective number of registered EVs as at December 31, 2015.

___________________________________
10 Ibid.

Data from British Columbia Air Quality11, a government division focused on transportation emissions, indicates that pollutant emissions from conventional gasoline vehicles produce almost five times as much volatile organic compounds (“VOCs”) than gasoline/electric hybrid vehicles.

* NOx refers to Nitrogen Oxides | PM2.5 refers to particles in air pollutants that are 2.5 micrometers or less in size

Data from Environment and Climate Change Canada12 indicates that Canada is one of the top countries with large ratios of emissions to GDP. Canada has been working towards reducing its air pollutant emissions alongside other member countries of the Organisation for Economic Co-operation and Development (“OECD”). As can be seen in the bar chart and table below, Canada’s nitrogen levels in 2012 were reduced by 26% from 2002 levels.13

___________________________________
11 British Columbia Government Website, B C Air Action Plan, Air Care, Diesel Bus Retrofit Program, online:
<http://www.env.gov.bc.ca/epd/bcairquality/topics/government-vehicle-programs.html>.
12 Environment Canada Government Website, International Comparision of Air Pollutant Emissions, Canada’s Emission Trends, online:
<https://www.ec.gc.ca/indicateurs-indicators/default.asp?lang=en&n=0B0E77F5-1>.
13 Environment Canada Government Report, 2013, online:
<https://www.ec.gc.ca/ges-ghg/985F05FB-4744-4269-8C1A-D443F8A86814/1001-Canada’s%20Emissions%20Trends%202013_e.pdf>.

The below bar chart and table also illustrates the 14% decrease in VOC emissions in 2012 from 2002 levels.14 The table compares Canada’s VOC emission levels with that of the United States.

___________________________________
14 Environment Canada Government Website, International Comparison of Air Pollutant Emissions, online:
<http://www.theglobeandmail.com/opinion/editorials/canadas-greenhouse-gas-emissions-cant-be-cut-without-a-little-pain/article28560158/>.

The above presented data also points out opportunities for EV markets in countries that have difficulties reducing the air pollution. From the bar charts above, it appears that Australia, Turkey, Poland and the United Kingdom will also be ideal markets for EVs which allow for substantial reduction in VOC and NOX emissions.

A February 2016 article from the Globe and Mail provides more insights on the expected levels of emissions in the coming years. According to the article, in 2020, emissions will hit 768 megatons of carbon dioxide – way above Canada’s target of 622 megatons. By 2030, they will have jumped to 815 megatons, compared with a target for that year of 524 megatons. As a result, provincial governments in Canada are carefully monitoring GHG emissions and providing funding and incentives to help reduce these emission levels.15

Another reason EVs have become popular is due to variable fuel costs and vehicle maintenance costs that have become a burden for conventional gasoline automobile owners. According to the American Automobile Association, the owner of an average sedan would incur US$8,876 a year in driving costs and an average cost per mile of US$0.592 cents (US$0.367 cents per km).16 In comparison to the above statistic, an October 2015 Globe and Mail article reports electric vehicles typically cost owners $0.016 per km to drive.17

Canada is seen as a leader in many industries, but clean-tech and EVs seems not to be one of them. However, research and data reveals significant interest in EVs from Canadians. According to a recent study completed by Ipsos18, a market research firm, 80% of Canadians believe electric cars are the way of the future and 75% would like to drive a car not powered by gasoline. Converting that interest to likelihood to purchase, approximately 64% of respondents in the Ipsos survey expressed they would consider buying or leasing a hydrogen fuel cell vehicle.19

___________________________________
15 “Canada’s Greenhouse Gas Emissions Can’t Be Cut Without a Little Pain”, Globe and Mail (4 February 2016), online:
<http://www.theglobeandmail.com/opinion/editorials/canadas-greenhouse-gas-emissions-cant-be-cut-without-a-little-pain/article28560158/>.
16 American Automobile Association (Electric Car Fuel Costs Savings). online: < http://exchangeev.aaa.com/benefits-of-driving-electric/fuel-cost-saving/>.
17 “How much does it cost in fuel to run an electric vehicle?”, Globe and Mail (28 October 2015), online:
<http://www.theglobeandmail.com/globe-drive/culture/commuting/how-much-does-it-cost-in-fuel-to-run-an-electric-vehicle/article26999091/>.
18 “Eight in Ten (80%) Canadians believe Electric Cars are the Way of the Future”, Iposos (Tuesday, August 11, 2015), online:
<http://www.ipsos-na.com/news-polls/pressrelease.aspx?id=6941>.
19 Ibid.

Normally, it is difficult for innovative breakthrough technology to be rapidly adopted by the mass public unless they are well-educated on the technology and the technology is affordable and sufficiently promoted via incentives from the government. In the case of Canada, government incentives and initiatives allow for affordable EVs and convenient free or low-cost charging stations, further promoting the benefits of clean-tech to the general public.20 Below is an overview of current and prospective provincial government incentives that encourage consumers to embrace EVs. As Ontario, Quebec and British Columbia are the top three most populous provinces in Canada, the overview will focus on these provinces.

In Ontario, 35% of GHGs are created from transportation emissions.21 In an effort to reduce GHGS, the Province of Ontario has established government rebates for consumers purchasing EVs. The government of Ontario has plans to allocate $325 million for investments in green technology, a portion of it will be devoted to EV programs.22

The Province of British Columbia has allotted $7.5 million funding for the Clean Energy Vehicle Program (the “CEVforBC Program”) which provides a $5,000 rebate to consumers of a qualifying battery electric, fuel-cell electric, or plug-in hybrid electric vehicle.23 A further $1.59 million in funding will be invested by the Province of British Columbia into charging infrastructure and hydrogen fueling infrastructure.24

In British Columbia alone, there are 500+ public electric vehicle charging stations to allow for convenient charging. The City of Vancouver alone boasts over 90 public electric charging stations. According to the City of Vancouver website, the municipality now has the biggest municipal EV fleet in Canada, consisting of 26 Mitsubishi iMiEVS and one Nissan Leaf.25

British Columbia is not the only province in Canada offering incentives for EVs. According to a February 2016 article from CBC News, the Province of Ontario has announced, effective as of February 10, 2016, a boost to its incentives from the current range of $5,000 - $8,500 per vehicle up to $6,000 - $10,000 for the purchase or lease of eligible plug-in EVs.26 Additional incentives are available for EVs with larger battery capacity or a five-seater vehicle. CBC News reports there are currently 5,800 EVs in Ontario alone.27

According to CBC News28, the Ontario government is expected to allot $20 million in grants to encourage public and private sector partners to construct a network of public EV charging stations which will be available in cities, offices, residential high-rises, and along commuter highways. The EV rebates, along with the EV charging station network, are expected to help reduce Ontario GHGs by 80% of 1990 levels by the year 2050.29

The Province of Quebec will be allocating $420 million to promote EVs over the five years between 2015 – 2020. As reported by CBC News30, Montreal and the Province of Quebec expects to add 106 curbside charging stations by Spring 2016. Curbside charging stations will allow EV owners easier access compared to current charging stations that are often located in underground parking lots. The proposed charging stations will primarily be level 2 chargers,with approximately six stations being level 3 chargers. Costs of utilizing the stations are very affordable: $1 per hour for the level 2 stations (parking costs extra) and $10 per hour for level 3 stations. Denis Coderre, the mayor of Montreal expects the city to have a total of 1,000 charging stations by 2020.31

___________________________________
20 Government of Ontario, Ministry of Transportation Website, online:
<http://www.mto.gov.on.ca/english/vehicles/electric/index.shtml?utm_source=hootsuite>.
21 “Ontario Spends $20M to Build Electric Vehicle Charging Stations”, The Canadian Press (8 December 2015), online:
<http://www.cbc.ca/news/canada/toronto/ontario-electric-vehicle-charging-stations-1.3355595>.
22 Ibid.
23 CEV for BC Dealer Manual, online: <https://www.cevforbc.ca/sites/default/files/dealer_manual_may13_2016_update_0.pdf>.
24 Ibid.
25 West Coast Electric Car Fleets, Partner Fleet Profile: City of Vancouver – EV Fleet Management, online:
<http://www.westcoastelectricfleets.com/portfolio-items/vancouverbc_fleet_profile/>.
26 “Ontario boosts incentives for electric vehicles”, CBC News, Business Section (10 February 2016), online:
<http://www.cbc.ca/news/business/ontario-electric-vehicle-incentives-1.3442203>.
27 Ibid.
28 “Ontario Spends $20M to Build Electric Vehicle Charging Stations”, The Canadian Press (8 December 2015), online:
<http://www.cbc.ca/news/canada/toronto/ontario-electric-vehicle-charging-stations-1.3355595>.
29 Ibid.
30 “Montreal to Get 106 Electric Car Charging Stations by Next Spring”, CBC News (25 October 2015), online:
<http://www.cbc.ca/news/canada/montreal/montreal-electric-car-stations-1.3287858>.
31 Ibid.

Marketing Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our SOLO to gain traction and subsequently gain increases in orders. Marketing and promotional efforts must emphasize the SOLO’s image as an efficient, clean, and affordable EV for the masses to commute on a daily basis. If we can succesfully promote the SOLO on these points, we expect growth in sales and customer base to occur rapidly.

We plan to build up to 10 pre-production SOLOs by March of 2017 (and we are currently taking reservations for orders) and begin production deliveries starting in April of 2017. We are presently negotiating with manufacturers and suppliers to increase the production of the SOLO for both greater volume and closer proximity to potential markets around the world. We intend to satisfy existing reservation orders through our current production facilities using funds on hand and revenue to be generated from such sales. If we are able to enter into a manufacturing and supply agreement for much larger production volumes on reasonable and satisfactory terms, then we may need to raise additional capital through either equity and/or debt financings in order to satisfy our obligations for payment under such manufacturing and supply agreement.

A key point to the marketing plan is to target metropolitan cities with high population density, expensive real estate, high commuter traffic load, and pollution levels which are becoming an enormous concern. Accordingly, our management has identified cities in Canada and the US that fit the aforementioned criteria and have plans to seek out suitable locations in the following cities for additional showrooms: Toronto; Seattle; Los Angeles; San Francisco; and Manhattan.

Key aspects of our marketing plan are highlighted below. We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points.

✓	Organic engagement on social media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO, which to date has had amazing traction.

✓	Earned media – we have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch.

✓	Investor Relations/ Press Releases – our in-house investor relations team will provide media releases/kits for updates and news on our progress.

✓	Industry shows and events – we will display the SOLO at the Vancouver International Autoshow. Promotional merchandise giveaways will enhance and further solidify our branding in consumer minds. Computer stations and payment processing software will be readily on hand at to accept SOLO reservations.

✓	First-hand experience - Test-drives and public viewings are available at our existing showroom near the Vancouver downtown core.

We anticipate the marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts, we plan to focus on the features that differentiate our SOLO from the existing EVs on the market.

Reservation System

We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit. Once reserved, the potential customer is allocated a reservation number and the reservation will be fulfilled as SOLOs are produced.

We will earn revenue once a vehicle has been delivered to the customer who has pre-ordered their vehicle. Each order is placed in line as received and fulfilled once the vehicle becomes available. The customer may, at any time, for any reason, cancel their order and have their $250 returned. We do not consider any order as being secured until the vehicle has been delivered and full receipt of the remaining balance of the vehicle purchase price has been received.

Sales and Service Model

Sales Model

We sell our vehicles online via our website (www.electrameccanica.com), while we develop our planned corporate owned dealerships in key markets and franchise dealer network in other market areas. As each franchise dealer is established, any vehicles sold within such dealers designated territory will be delivered to such dealer to fulfill online orders as well as such franchise dealer’s orders.

We are unable to identify where we hope to establish franchise dealers as opposed to corporate owned dealerships. The establishment of franchise dealers will depend on regional demand, available candidates and local regulations. We are currently accepting expressions of interest and applications for franchised dealerships from individuals, and do not have any franchise or dealer agreements. The SOLO will initially be available directly from Electrameccanica.

We plan to only establish and operate corporate owned dealerships in those states in the U.S. that do not restrict or prohibit certain retail sales models by vehicle manufacturers. In all other instances, we plan to establish franchise dealerships to comply with local regulations.

Service Model

We plan to have our vehicles serviced through our corporate and franchised dealerships.

Government Regulation

As a vehicle manufacturer established in Canada, we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada. Receipt of the NSM is contingent on us demonstrating that the SOLO is designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO falls under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois.justice.gc.ca/eng/regulations/C.R.C.,_c._1038/section-sched3.html). For sale into the United States, we and the SOLO must meet the applicable parts of the U.S. Code of Federal Regulations (“CFR”) Title 49 - Transportation. This includes providing Manufacture Identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565), and certifying that the SOLO meets or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled ‘autocycles’, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571.

We have submitted a SOLO for U.S. compliance certification at a testing facility in Quebec, Canada. The completion of certification is dependent on the cooperation of winter weather for testing of braking capabilities of SOLO, which is required for the testing. If there is no snow or sub-zero temperatures which would adversely affect these outdoor braking tests, completion is estimated to be by the end of January 2017. Compliance certification of the SOLO for Canada, and for any other EMV models, will not begin until U.S. compliance certification has been achieved. Canadian compliance of the SOLO is estimated to take 77 days, which again is weather dependent.

Within the three wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. There is no such regulation applicable to the motorcycle category under the U.S. regulations.

All of our currently planned vehicles fall under the definition of a motorcycle under U.S. regulations.

Competition

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future as we move towards production of the SOLO and the introduction of other models such as the anticipated “Twinn” and the “Cargo.” Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we also face strong competition from established automobile manufacturers, including manufacturers of EVs, such as Tesla Model S, Chevrolet Volt and Nissan Leaf.

A matrix of our SOLO compared to the top three selling EVs in Canada is presented below (note: in the below matrix, each vehicle may be available in different models, and only the lowest model’s specs and prices are quoted in the matrix), which information is readily available from each manufacturer’s website. Information in the below matrix analyzes key considerations of a potential purchaser of an EV.

*In the above matrix, each vehicle may be available in different models, only the lowest model’s specs and pr rices are quoted in the matrix.

We believe the primary competitive factors in our market includes but are not limited to:

•	technological innovation;

•	product quality and safety;

•	service options;

•	product performance;

•	design and styling;

•	brand perception;

•	product price; and

•	manufacturing efficiency.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. There can be no assurances that we will be able to compete successfully in our market. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of our vehicles or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Research and Development

We have allocated substantial resources in developing our first vehicle, the SOLO. During the nine month period ended September 30, 2016, we expended $1,977,205 (2015: $241,973) on research and development, which costs include labor and materials.

Employees

As of September 30, 2016, we employed a total of 14 full-time and 2 part-time people at our principal executive offices in Vancouver, British Columbia. None of our employees are covered by a collective bargaining agreement.

The breakdown of employees by main category of activity is as follows:

Activity	Number of Employees
Engineering/R&D	7
Sales & Marketing	2
General & Administration	2
Executives	5

Property, Plants and Equipment

Our principal office is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. On July 25, 2015, we together with Intermeccanica as tenants entered into a light industrial lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) for the premises located at 102 East 1st Avenue, Vancouver, British Columbia. The lease agreement is for a term of five (5) years which commenced on November 1, 2015 with a monthly minimum rent of $3,918.86 plus additional rent, which includes operating costs, property taxes, utilities and a management fee of 4% of the minimum rent for the particular lease year. The leased premises is 7,235 sq. ft. in size and we along with Intermeccanica are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Lan ndlord. Pursuant to a Joint Operating Agreement between us and Intermeccanica dated July 15, 2015, we have agreed to pay 50% of the lease costs associated with the lease premises up to a maximum amount of $4,000 per month for a term of sixty months unless there are additional expenses properly incurred under the lease agreement, which exceeds the monthly installment amount, we shall promptly provide payment therefor.

Currently, our development and manufacturing facility is located at 47 Braid Street, New Westminster, British Columbia, Canada and is capable of producing 10 to 20 SOLOs per month. Our existing production facilities are being used for the development of the Super SOLO, and are adequate for production of the low volume required for this version of the SOLO. We together with Intermeccanica as tenants entered into a lease agreement with Astron Realty Group Inc. for Unit 47, which commenced on August 1, 2016 and expires on July 31, 2020. Unit 47 is approximately 7,270 sq. ft. and the minimum rent per month is $3,938 until July 31, 2017 and $4,089 from August 1, 2017 to July 31, 2020, and we are responsible for all associated lease costs such as strata fees, property taxes, utility fees and other charges associated with the occupancy of such premises. Our management is currently evaluating several options for the establishment of a larger production facility location, which would expand our production capacity to 2,000 to 4,000 SOLOs per month, depending on facility size. Our management has met with several groups to discuss the possibility of a production facility located in Canada and internationally.

Ideally, the new production facility will be 50,000 to 200,000 square feet, which will allow our Company to produce 25,000 to 50,000 SOLOs per year. We have also consulted a process design company, which will form a suitable manufacturing flow production process and facility layout for our anticipated 10 production lines that will maximize labour and equipment usage and minimize manufacturing and assembly time. Our management estimates the full assembly of a SOLO in the new production facility will take approximately four hours. An example of the layout of the new production facility is presented below. We estimate that the cost of the machinery to equip a new production facility will range from $10 million to $15 million for the assembly y of vehicles. Experts in the field of designing and equipping a manufacturing facility presented to the Company that a facility of 500,000 to 200,000 square feet will be able to produce between 25,000 to 50,000 vehicles per year. The level of automation will determine if the equipment cost will be on the lower-end of the range ($10 million) for a semi-automated facility, to the upper-end of the range ($15 million) for a fully automated facility. While it is difficult to forecast any sales, we believe that there are enough expressions of interest to satisfy the production capabilities of the above mentioned facility. However, we do not anticipate building a new production facility until sometime in 2018 or later if the demand for the SOLO materializes.

EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that qualify as “emerging growth companies.” We are an “emerging growth company” as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from the rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Additionally, we have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS

This prospectus should be read in conjunction with the accompanying consolidated financial statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the International Accounting Standards Board (IASB).

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading Critical Accounting Policies, and have not changed significantly.

DIRECTORS AND SENIOR MANAGEMENT

Our directors and executive officers, their positions and state or province of residence are as follows:

Jerry Kroll, British Columbia, Canada	President, Chief Executive Officer, Secretary and Director
Iain Ball, British Columbia, Canada	Vice-President, Finance
Henry Reisner, British Columbia, Canada	Chief Operating Officer
Kulwant Sandher, British Columbia, Canada Chief Financial Officer
Ed Theobald, British Columbia, Canada	General Manager
Shaun Greffard, British Columbia, Canada	Director
Rob Tarzwell, British Columbia, Canada	Director
Mark West, British Columbia, Canada	Vice-President, Sales & Dealerships

For additional information concerning our directors and senior management, please see the discussion under the heading, “Directors And Senior Management And Employees”.

We currently have an Advisory Board comprised of the following individuals, including their state or province of residence:

John Douglas Reynolds, British Columbia, Canada	Chairperson of Advisory Board
Myron Trenne, British Columbia, Canada	Advisory Board member
Anthony Luzi, British Columbia, Canada	Advisory Board member
Bill Calsbeck, British Columbia, Canada	Advisory Board member
Mike Volker, British Columbia, Canada	Advisory Board member
Jim Fletcher, British Columbia, Canada	Advisory Board member
Ted Wilkinson, British Columbia, Canada	Advisory Board member

We have a full Advisory Board in place, complete with individuals who have various backgrounds and experience to complement our operations, mission, and business strategy.

John Douglas Reynolds, Chairperson of Advisory Board

Starting in 1983, Mr. Reynolds was heavily involved in the Social Credit Party of British Columbia and served as Speaker of the BC Legislative Assembly. He also served as a cabinet minister. Mr. Reynolds was a Member of Parliament for the West Vancouver – Sunshine Coast – Sea to Sky riding from 1997 – 2006 and was a coordinator of the Conservative campaign in BC during that time. In 2001, Mr. Reynolds was chosen as interim party leader and leader of the opposition and served in this capacity for one year. Mr. Reynolds remained active in politics until his retirement in 2006. Currently, Mr. Reynolds is a senior strategic advisor at McMillan LLP.

Myron Trenne, Advisory Board

Mr. Trenne’s background in the automotive industry includes research and development roles at the General Motors Technical Center before becoming a founding member and Vice President of Engineering at TRW Transportation Electronics.

Mr. Trenne further developed his management skills through his role of General Manager of Eaton’s automotive research and development center and Yazaki North America, Inc. During his time at Yazaki North America, Inc., Mr. Trenne was the Vice President of research and development and marketing and was the General Manager responsible for overseeing a US$100 million business unit.

As a pioneer of automotive digital technology, Mr. Trenne led the first team to apply a programmable microcomputer to a car, which integrated anti-lock braking system, traction, cruise control, ignition and digital instruments with a single digital processor. Subsequent system developments included gas and diesel electronic fuel injection, EVs, vehicle electrical architectures, vehicle fiber optics, high voltage EV components, and Intelligent Transportation Systems (“ITS”). Furthermore, Mr. Trenne has authored over a dozen vehicle system and control patents.

Mr. Trenne had previously served as Treasurer for the Convergence Transportation Electronics Association (“CTEA”) which merged with the Society of Automotive Engineers (“SAE”) in 2009. Mr. Trenne has served many roles in the SAE including Committee Chair and Board positions.

Mr. Trenne received a Bachelor of Science in electrical engineering from Kettering University, formerly known as the General Motors Institute. He also received his Master of Science in electrical engineering from the University of Colorado and is a licensed Professional Engineer.

Anthony Luzi, Advisory Board

Mr. Luzi has been involved in the EV industry for over 18 years. As a key member of the Corbin Motor Company’s Sparrow team, Anthony played an integral part in the development of the Sparrow electric vehicle. He was also the founder of Ecar Motors and served as President of Corbin Motors Daytona Beach from 2000 to 2004 and worked closely with Mike Corbin on the development of the EV Sparrow 2 in 2010. Mr. Luzi’s knowledge of sustainability and alternative resource implementation has proven invaluable in the research and development of EVs.

Bill Calsbeck, Advisory Board

Mr. Calsbeck is the founder of Ubequity Capital Partners Inc. and has been actively involved in the business since January of 2005.

Mike Volker, Advisory Board

Mr. Volker is an entrepreneur and angel investor active in the development of new high technology ventures. Shortly after completing his education at the University of Waterloo, Mr. Volker founded Volker-Craig Ltd, a video terminal manufacturer, in 1973. After the sale of Volker-Craig Ltd. in 1981, Mr. Volker focused on supporting entrepreneurs in building their business and investing in start-ups. Mr. Volker’s dedication in helping entrepreneurs has led him to expand his reach into public education and leading entrepreneurship-centric organizations.

As an instructor, Mr. Volker teaches a business course and an intellectual property management course at Simon Fraser University where he is also the Director of the SFU’s Innovation Office, which facilitates the creation of new university-industry research and development partnerships and commercializes the university’s research results.

His recent projects include: GreenAngel Energy Corp, a public company that invests in green technologies and the Western Universities Technology Innovation Fund (“WUTIF”), an angel fund for start-ups. Mr. Volker runs the Vancouver Angel Technology Network and is actively involved with New Ventures BC, an annual business competition.

Mr. Volker holds a Bachelor’s degree in engineering and a Masters in Applied Science from the University of Waterloo.

Jim Fletcher, Advisory Board

Mr. Fletcher is an angel investor who has been active in the Canadian venture capital industry for over 30 years. Currently, Mr. Fletcher is an advisor/director for several venture firms including: Inbound Retargeting, TenX Ventures Inc., BitLit Media, ChangeHeroes, BDC ICE Fund, Accelerating Social Impact CCC, Enterra Feed Corporation, Cross Pacific Capital Partners, OMERS Ventures, and Recombo Inc. Mr. Fletcher is also the founder of Northwest Venture Developments.

Mr. Fletcher holds a Masters in Business Administration from Harvard Business School and a Bachelor’s Degree in Engineering Physics from Queen’s University.

Ted Wilkinson, Advisory Board

Mr. Wilkinson has operated North America’s premiere Automobile Collectible Registry (Wilkinson Automobilia) for 20 years.

ADVISORS

Our legal advisors are McMillan LLP of Royal Centre, 1055 West Georgia Street, Suite 1500, P.O. Box 1117, Vancouver, British Columbia, Canada V6E 4N7.

AUDITORS

We appointed Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, as our auditor and they have audited our financial statements for the period from February 16, 2015 (date of inception) to December 31, 2015. Dale Matheson Carr-Hilton Labonte LLP has offices at Suite 1500, 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1. Their telephone number is (604) 687-4747.

SELLING SECURITYHOLDERS

The Selling Securityholders are offering from time to time, up to an aggregate of 8,111,174 shares of common stock under this prospectus.

On February 16, 2015, we issued 500,000 post-subdivision units (each, a “Unit”) at a price of $0.0002 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance. Only the Warrant Shares underlying the Warrants are being registered for resale pursuant to this prospectus.

On June 12, 2015 and July 7, 2015, we issued an aggregate of 175,000 post-subdivision units (each, a “Unit”) at a price of $0.20 per Unit to four individuals/entities pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On December 1, 2015, December 31, 2015, January 22, 2016, February 29, 2016 and March 7, 2016, we issued an aggregate of 2,030,625 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to 20 individuals/entities pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On May 16, 2016, we issued an aggregate of 730,200 post-subdivision units (each, a “Unit”) at a price of $1.00 per Unit to 12 individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On June 21, 2016, we issued an aggregate of 475,000 post-subdivision units (each, a “Unit”) at a price of $1.00 per Unit to five individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On August 15, 2016, we issued 25,000 units (each, a “Unit”) at a price of $1.00 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On September 7, 2016, we issued an aggregate of 115,000 units (each, a “Unit”) at a price of $1.00 per Unit to five individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On October 5, 2016, we issued an aggregate of 105,000 units (each, a “Unit”) at a price of $1.00 per Unit to two individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On October 5, 2016, we issued an aggregate of 149,762 units (each, a “Unit”) at a price of $1.00 per Unit to two individuals/entities pursuant to third party finder’s fees. Each Unit was comprised of one share of our common stock and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common stock at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

The securities issued with respect to the above mentioned private placements were issued in reliance on Rule 506 of Regulation D of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the three investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not “U.S. persons”, within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to the three investors pursuant to Rule 506 of Regulation D were limited to an “accredited investors” within the meaning of Rule 501(a) of Regulation D.

The following table sets forth information as of January 15, 2017 regarding the ownership of the shares of common stock to be sold by the Selling Securityholders. The number of shares indicated for each Selling Securityholder includes both the shares and, if applicable, the shares underlying certain warrants issued to such Selling Securityholder pursuant to a private placement subscription agreement.

Information with respect to “Number of shares owned prior to this offering” includes shares issuable upon exercise of warrants, if applicable, held by the Selling Securityholders and other shares held of record by the Selling Securityholders, if any. The “Number of shares being offered” consists of the 3,805,587 shares of common stock and 4,305,587 shares of common stock issuable upon exercise of the 4,305,587 warrants which may be resold by the Selling Securityholders pursuant to this prospectus.

Information with respect to “Number of shares to be owned upon completion of this offering” assumes the sale of all of the shares being offered by this prospectus and no other purchases or sales of our common stock by the Selling Securityholders.

Except as described below and to our knowledge, the named Selling Securityholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock described below, none of the Selling Securityholders had or have any material relationship with us. Generally, the Selling Securityholders may only sell the securities listed herein pursuant to this prospectus. However, the Selling Securityholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The applicable percentages of beneficial ownership are based on an aggregate of 41,783,587 shares of our common stock issued and outstanding on January 15, 2017, adjusted as may be required by rules promulgated by the SEC.

Name of Selling Securityholder	Number of shares owned prior to this offering(1)	Percent owned prior to this offering	Number of shares being offered	Number of shares to be owned upon completion of this offering(2)	Percent owned upon completion of this offering(2)(3)
Dana Myers Silver Lake, OH	1,000,000 (4)	2.4%	500,000	500,000	1.2%
WUTIF Capital (VCC) Inc.(5) Vancouver, BC	100,000 (6)	*	100,000	Nil	Nil
Catherine Fletcher Vancouver, BC	250,000 (7)	*	250,000	Nil	Nil
Jian Qin Zhou Guiyang, China	550,000 (8)	1.3%	250,000	Nil	Nil
Lara McIntyre Delta, BC	25,000 (9)	*	25,000	Nil	Nil
Hao Dong Richmond, BC	500,000 (10)	1.2%	500,000	Nil	Nil
Mindip Janda Vancouver, BC	11,250 (11)	*	11,250	Nil	Nil
Shancheng Jing Chen Li Richmond, BC	125,000 (12)	*	125,000	Nil	Nil
Min Wang Richmond, BC	200,000 (13)	*	200,000	Nil	Nil
Hong Bin Gou Guiyang, China	500,200 (14)	1.2%	500,200	Nil	Nil
Hai Shan Zhen Vancouver, BC	125,000 (15)	*	125,000	Nil	Nil
Linda Bellamy Langley, BC	150,000 (16)	*	150,000	Nil	Nil
Michael C. Volker West Vancouver, BC	50,000 (17)	*	50,000	Nil	Nil
David Fenton Oakland, CA	100,000 (18)	*	100,000	Nil	Nil
Yick Sheung Franco Chan Richmond, BC	250,000 (19)	*	100,000	Nil	Nil
Hanson Zi Han Zeng Richmond, BC	500,000 (20)	1.2%	500,000	Nil	Nil

Name of Selling Securityholder	Number of shares owned prior to this offering(1)	Percent owned prior to this offering	Number of shares being offered	Number of shares to be owned upon completion of this offering(2)	Percent owned upon completion of this offering(2)(3)
Suntec Holdings Corporation (21) Richmond, BC	717,524 (22)	1.7%	717,524	Nil	Nil
Nga Man Yvonne Kwan Richmond, BC	150,000 (23)	*	150,000	Nil	Nil
Anthony K. Miremadi Westlake Village, CA	100,000 (24)	*	100,000	Nil	Nil
Walter Wardrop West Vancouver, BC	175,000 (25)	*	175,000	Nil	Nil
Li Lin Richmond, BC	250,000 (26)	*	250,000	Nil	Nil
Yan Bing Liu Richmond, BC	250,000 (27)	*	250,000	Nil	Nil
Xin Rui Zhang Richmond, BC	1,232,000 (28)	2.9%	432,000	800,000	1.9%
Keyou Shen Richmond, BC	60,000 (29)	*	60,000	Nil	Nil
Ying Wang Beijing, China	200,000 (30)	*	200,000	Nil	Nil
Kan Gou Beijing, China	200,000 (31)	*	200,000	Nil	Nil
Li Yao Guiyang, China	120,200 (32)	*	120,200	Nil	Nil
Xin Xuan Zhao Guiyang, China	300,000 (33)	*	300,000	Nil	Nil
Jian Gou Zhou Guiyang, China	120,000 (34)	*	120,000	Nil	Nil
Gui Juan Wang Guiyang, China	100,000 (35)	*	100,000	Nil	Nil
Yu Liao Guiyang, China	20,000 (36)	*	20,000	Nil	Nil
Ying Zhen Tian Guizhou, China	20,000 (37)	*	20,000	Nil	Nil

Name of Selling Securityholder	Number of shares owned prior to this offering(1)	Percent owned prior to this offering	Number of shares being offered	Number of shares to be owned upon completion of this offering(2)	Percent owned upon completion of this offering(2)(3)
Qian Liu Guiyang, China	10,000 (38)	*	10,000	Nil	Nil
Yi Shan Yang Guiyang, China	10,000 (39)	*	10,000	Nil	Nil
Shu Qin Xiao Richmond, BC	600,000(40)	1.4%	200,000	Nil	Nil
Yali Ma Richmond, BC	400,000(41)	*	400,000	Nil	Nil
Rocco Antonio D’Agostino Surrey, BC	120,000(42)	*	120,000	Nil	Nil
Chenxi Li Richmond, BC	200,000(43)	*	200,000	Nil	Nil
Iskandar Tanuseputra Coquitlam, BC	50,000(44)	*	50,000	Nil	Nil
Samuel Woolf New Westminster, BC	20,000(45)	*	20,000	Nil	Nil
Xiao Li Ma Guiyang, China	80,000(46)	*	80,000	Nil	Nil
Jia Yuan Liu Jiang Su, China	60,000(47)	*	60,000	Nil	Nil
Yan Li Sun Port Moody, BC	50,000(48)	*	50,000	Nil	Nil
Hang Cai Beijing, China	200,000(49)	*	200,000	Nil	Nil
Philip L. Schenk Denton, TX	10,000(50)	*	10,000	Nil	Nil
Total	10,261,174		8,111,174	1,300,000	3.1%

*	Less than 1%.
(1)

Beneficial ownership calculation under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Assumes that the Selling Securityholders sell all of the shares which are being registered under the registration statement of which this prospectus forms a part.
(3)	Based on 41,783,587 shares of our common stock issued and outstanding as of January 15, 2017.
(4)

This figure includes 500,000 shares of common stock and 500,000 shares of common stock issuable upon exercise of warrants. Only the 500,000 shares of common stock issuable upon exercise of warrants are being registered for resale under this prospectus.

(5)	Michael Volker, the President of the manager of WUTIF Capital (VCC) Inc, has discretionary voting and investment authority over securities held by WUTIF Capital (VCC) Inc.
(6)	This figure consists of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants.
(7)	This figure consists of 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants.
(8)

This figure consists of: (i) 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants registered directly to Jian Qin Zhou; and (ii) 150,000 shares of common stock and 150,000 shares of common stock issuable upon exercise of warrants registered to Jian Qin Zhou’s daughter, Xin Xuan Zhao, which are deemed to be beneficially owned by Jian Qin Zhou, and which are registered hereunder.

(9)	This figure consists of 12,500 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants.
(10)	This figure consists of 250,000 shares of common stock and 250,000 shares of common stock issuable upon exercise of warrants.
(11)	This figure consists of 5,625 shares of common stock and 5,625 shares of common stock issuable upon exercise of warrants.
(12)	This figure consists of 62,500 shares of common stock and 62,500 shares of common stock issuable upon exercise of warrants.
(13)	This figure consists of 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants.
(14)	This figure consists of 250,100 shares of common stock and 250,100 shares of common stock issuable upon exercise of warrants.
(15)	This figure consists of 62,500 shares of common stock and 62,500 shares of common stock issuable upon exercise of warrants.
(16)	This figure consists of 75,000 shares of common stock and 75,000 shares of common stock issuable upon exercise of warrants.
(17)	This figure consists of 25,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants.
(18)	This figure consists of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants.
(19)

This figure consists of: (i) 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants directly registered to Yick Sheung Fanco Chan; and (ii) 75,000 shares of common stock and 75,000 shares of common stock issuable upon exercise of warrants registered to Yick Sheung Franco Chan’s mother, Nga Man Yvonne Kwan, which are deemed to be beneficially owned by Yick Sheung Franco Chan, and which are registered hereunder.

(20)	This figure consists of 250,000 shares of common stock and 250,000 shares of common stock issuable upon exercise of warrants.
(21)	Hong Lin Gou, the President of Suntec Holdings Corporation, has discretionary voting and investment authority over securities held by Suntec Holdings Corporation.
(22)	This figure consists of 358,762 shares of common stock and 358,762 shares of common stock issuable upon exercise of warrants.
(23)	This figure consists of 75,000 shares of common stock and 75,000 shares of common stock issuable upon exercise of warrants.
(24)	This figure consists of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants.
(25)	This figure consists of 87,500 shares of common stock and 87,500 shares of common stock issuable upon exercise of warrants.
(26)	This figure consists of 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants.
(27)	This figure consists of 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants.
(28)	This figure consists of 616,000 shares of common stock and 616,000 shares of common stock issuable upon exercise of warrants.
(29)	This figure consists of 30,000 shares of common stock and 30,000 shares of common stock issuable upon exercise of warrants.
(30)	This figure consists of 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants.
(31)	This figure consists of 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants.
(32)	This figure consists of 60,100 shares of common stock and 60,100 shares of common stock issuable upon exercise of warrants.
(33)	This figure consists of 150,000 shares of common stock and 150,000 shares of common stock issuable upon exercise of warrants.
(34)	This figure consists of 60,000 shares of common stock and 60,000 shares of common stock issuable upon exercise of warrants.
(35)	This figure consists of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants.
(36)	This figure consists of 10,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of warrants.
(37)	This figure consists of 10,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of warrants.
(38)	This figure consists of 5,000 shares of common stock and 5,000 shares of common stock issuable upon exercise of warrants.

(39)	This figure consists of 5,000 shares of common stock and 5,000 shares of common stock issuable upon exercise of warrants.
(40)

This figure consists of: (i) 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants registered directly to Shu Qin Xiao; and (ii) 200,000 shares of common stock and 200,000 shares of common stock issuable upon exercise of warrants registered to Shu Qin Xiao’s daughter, Yali Ma, which are deemed to be beneficially owned by Shu Qin Xiao, and which are registered hereunder.

(41)	This figure consists of 200,000 shares of common stock and 200,000 shares of common stock issuable upon exercise of warrants.
(42)	This figure consists of 50,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants.
(43)	This figure consists of 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants.
(44)	This figure consists of 25,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants.
(45)	This figure consists of 10,000 shares of common stock and 10,000 shares of common stock issuable upon exercise of warrants.
(46)	This figure consists of 40,000 shares of common stock and 40,000 shares of common stock issuable upon exercise of warrants.
(47)	This figure consists of 30,000 shares of common stock and 30,000 shares of common stock issuable upon exercise of warrants.
(48)	This figure consists of 25,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants.
(49)	This figure consists of 100,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants.
(50)	This figure consists of 5,000 shares of common stock and 5,000 shares of common stock issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

We are registering 8,111,174 shares of our common stock covered by this prospectus on behalf of the selling securityholders, which includes 3,805,587 shares of our common stock already issued and held by the selling securityholders and 4,305,587 shares of our common stock issuable upon exercise of outstanding common share purchase warrants. We will not receive any proceeds from the sale of any shares by the selling securityholders. We will pay the costs and fees of registering our common stock, however, the selling securityholders will pay any brokerage commissions, discounts or other expenses relating to the sale of their shares of common stock.

The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the selling securityholders’ shares of common stock offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, we have committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

The selling securityholders will offer and sell the shares of outstanding common stock at a price of $1.00 per share and the shares of common stock underlying the outstanding warrants at a price of $2.00 per share, until our securities are quoted on the OTCQB operated by OTC Markets Group Inc. and thereafter at prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The reason for the difference in the initial price is that the selling securityholders will be selling their securities at the latest private placement price paid for such securities.

In effecting sales, brokers and dealers engaged by the selling securityholders, may arrange for other brokers or dealers to participate. Brokers and dealers may receive commissions, discounts or concessions for their services from the selling securityholders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts are not expected to exceed those customary in the types of transactions involved.

If our selling securityholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Securityholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock

Trading in our securities may be subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with, also known as “blue sky laws.” All states offer a variety of exemptions from the registration of secondary sales. Many states, for example, grant an exemption for the secondary trading of securities registered under section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Mergent, Inc. The broker for a selling securityholder should be able to advise the securityholder which states grant exemptions for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling securityholder pursuant to this Prospectus, and who subsequently wishes to resell the shares will also have to comply with blue sky laws regarding secondary sales.

Canadian Securities Laws

Selling securityholders who are residents of a province of Canada must comply with applicable provincial securities laws to resell their shares. To the extent required by such provincial securities laws, selling security holders will have to rely on available prospectus exemptions to resell their shares. All Canadian security holders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their shares.

Selling securityholders who are residents of British Columbia may rely on an exemption from the prospectus and registration requirements of B.C. securities laws to sell the shares being registered for resale by this prospectus under the B.C. Securities Commission’s BCI 72-502. To the extent BCI 72-502 is available, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the Securities Act (British Columbia) may sell those securities without filing a prospectus under the Securities Act (British Columbia), if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the Exchange Act, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller’s residential address or registered office is in British Columbia.
(3)	A four-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company’s outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.
(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Note that under Multilateral Instrument 51-105 - Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”), the exemption under BCI 72-502 will cease to be available to issuers quoted on the OTC Pink, OTCQB or other over-the-counter quotation services.

If our application to have our common stock quoted on the OTCQB is accepted or our common stock is posted for trading on the OTC Pink, selling securityholders who are residents of all provinces and territories of Canada other than Ontario will instead need to comply with the restrictions and exemptions of MI 51-105 to resell their shares. This means that such selling securityholders may only sell their shares of our common stock through an investment dealer registered in a jurisdiction of Canada from an account at that dealer in the name of the selling securityholder and the dealer executes the trade through any of the over-the-counter markets in the United States.

If you are a resident of Ontario, Canada, until we have filed a prospectus with the British Columbia Securities Commission, for which a receipt has been issued, and four months and a day have passed from the date you acquired your securities from us, you must rely on other available prospectus exemptions to resell your shares.

KEY INFORMATION

Capitalization and Indebtedness

The following table sets forth our capitalization at September 30, 2016, being the end of the third quarter of our current fiscal year, on a historical basis and as adjusted to reflect the sale of the shares:

Stockholder’s Equity (Unaudited)
Preferred Stock: Unlimited shares authorized with no par value
Nil shares issued and outstanding	$	Nil
Common Stock: Unlimited shares authorized with no par value
32,228,825 shares issued and outstanding		$2,904,214
Contributed surplus		$-
Share-based payment reserve		$1,196,147
Deficit		$(4,531,872)
Accumulated other comprehensive income		$-
Total Stockholder’s Equity		$(431,511)

Outstanding Share Data

Our authorized share capital consists of an unlimited number of common shares and preferred shares without nominal or par value. As at September 30, 2016, our outstanding equity and convertible securities were as follows:

Securities	Outstanding
Voting equity securities issued and outstanding	32,228,825 common shares
Preferred shares	None
Securities convertible or exercisable into voting equity securities – stock options	Stock options to acquire up to 56,175,000 common shares
Securities convertible or exercisable into voting equity securities – warrants

1,100,000 warrants to acquire 1,100,000 common shares at an exercise price of $0.40 per share with expiry dates ranging from February 16, 2020 to July 7, 2020

4,933,625 warrants to acquire 4,933,625 common shares at an exercise price of $1.00 per share with expiry dates ranging from August 19, 2020 to March 7, 2021.

730,200 warrants to acquire 730,200 common shares at an exercise price of $2.00 per share before May 16, 2021.

475,000 warrants to acquire 475,000 common shares at an exercise price of $2.00 per share before June 21, 2021.

25,000 warrants to acquire 25,000 common shares at an exercise price of $2.00 per share before August 15, 2021.

Securities	Outstanding
115,000 warrants to acquire 25,000 common shares at an exercise price of $2.00 per share before September 7, 2021

Common Shares

The holders of shares of our common stock are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common stock carries no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common stock to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common stock by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the Business Corporations Act (British Columbia).

For additional information regarding our shares of common stock, please see the discussion under the heading “Notice of Articles And Articles Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Shares

We do not have any preferred shares outstanding as of the date of this prospectus. However, preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares as determined by our Board of Directors, who also may fix the designations, rights, privileges, restrictions and conditions attached to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a preference over shares of our common stock and the shares of any other class ranking junior to the preferred shares.

For additional information regarding our shares of preferred stock, please see the discussion under the heading “Notice of Articles And Articles Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Stock transfer agent

Our stock transfer agent for our securities is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, B.C., Canada V6C 3B9 and its telephone number is (604) 661-9400.

Dividend Policy

To date, we have not paid any dividends on our outstanding shares of common stock. The future payment of dividends will be dependent upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. It is not contemplated that any dividends will be paid in the immediate or foreseeable futures.

Indebtedness as of September 30, 2016:

Contractual obligations	Payments due by period

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$726,846(1)	$181,621	$366,424	$178,801	Nil
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under IFRS	Nil	Nil	Nil	Nil	Nil
Total	$726,846	$181,621	$366,424	$178,801	Nil

(1)	Office and warehouse rent, based on $15,108.62 per month October through December 2016; $15,174.88 per month January through December 2017. Amounts are estimated due to fluctuations in CAM charges.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our management’s current expectations, estimates and projections for our business, which are subject to a number of risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Forward-Looking Statements” and “Risk Factors”.

Results of Operations

Three months ended September 30, 2016 as compared to the three month period ended September 30,2015

Revenues

The Company did not generate any revenue during the three months ended September 30, 2016 (2015: $nil).

Operating Expenses

We incurred costs and expenses in the amount of $1,447,366 for the three months ended September 30, 2016, a 398% increase from costs and expenses of $290,665 for three months ended September 30, 2015.

This increase in incurred costs and expenses is primarily attributable to the collective results of the following factors:

•	General and administrative costs for the three months ended September 30, 2016 increased to $363,345 from $27,123 for the three months ended September 30, 2015. The increase in general and administrative costs was caused by the following major items:

o

Salaries and consulting increased to $108,311 for the three months ended September 30, 2016, compared to $2,500 for the three months ended September 30, 2015. The increase in salaries and consulting costs was due to the Company developing its infrastructure as it migrates to a producing car manufacturer.

o

Rent increased to $36,794 for the three months ended September 30, 2016, compared to nil for the three months ended September 30, 2015. The Company began leasing its premises during the last calendar quarter of 2015.

o

Legal & Professional fees increased to $196,001 for the three months ended September 30, 2016, compared to $19,063 for the three months ended September 30, 2015. The increase was caused by legal fees associated with the preparation of the Company’s Form F-1 registration statement and other contract agreements.

•

Sales and marketing costs for the three months ended September 30, 2016, increased to $53,938 from $4,085 for the three months ended September 30, 2015. The increase in costs was due to advertising and marketing costs of $21,750 (2015: $3,265). The Company has embarked on a advertising campaign to elicit sales orders for its production vehicle, the Solo. Labor costs increased to $11,118 (2015: $nil), as the Company implements its advertising and marketing strategy.

•

Research and Development costs increased significantly to $850,295 for the three months ended September 30, 2016, compared to $118,626 for the three months ended September 30, 2015. The increase was due to the Company incurring costs regarding labor, tooling, molds and inventory as it comes closer to producing its first pre-production models. During the three months ended September 30, 2016, the Company received government assistance of $50,319 (2015: $nil).

•

Share based payments for the three months ended September 30, 2016 was $175,180 (2015: $140,694). The Company granted 100,000 stock options at an exercise price of $1.00 to certain consultants and employees of the Company. The Company uses the Black-Scholes method of valuing stock options to calculate the share based payment expense for the period.

Other Items

Other items include a foreign exchange gain of $1,338 for the three months ended September 30, 2016, compared to a foreign exchange gain of $1,288 for the three months ended September 30, 2015. Some of the Company’s expenses are paid to suppliers based in the United States of America who invoice the Company in US dollars. The Company accreted an interest expenses of $5,181 for the three months ended September 30, 2016 (2015: $nil) on the convertible loan.

Net and Comprehensive Income (Loss)

As a result of the above factors, we reported for the three months ended September 30, 2016 a net and comprehensive loss of $1,453,885, compared to $291,953 for the three months ended September 30, 2015.

Nine months period ended September 30, 2016 as compared with the period from February 16, 2015 (date of inception) to September 30, 2015

Revenues

The Company did not generate any revenue during the nine months ended September 30, 2016 (2015: $nil).

Operating Expenses

We incurred costs and expenses in the amount of $3,526,478 for the nine months ended September 30, 2016, an increase from costs and expenses of $468,928 for nine months ended September 30, 2015.

This increase in incurred costs and expenses is primarily attributable to the collective results of the following factors:

•	General and administrative costs for the nine months ended September 30, 2016 increased to $751,216 from $53,892 for the nine months ended September 30, 2015. The increase in general and administrative costs was caused by the following major items:

o

Salaries and consulting increased to $194,344 for the nine months ended June September 30, 2016, compared to $2,500 for the nine months ended September 30, 2015. The increase in salaries and consulting costs was due to the Company developing its infrastructure as it migrates to a producing car manufacturer. Consultants are used on as needed basis or are part time.

o

Rent increased to $91,128 for the nine months ended September 30, 2016, compared to nil for the nine months ended September 30, 2015. The Company began leasing its premises during the last calendar quarter of 2015.

o	Legal & Professional fees increased to $375,332 for the nine months ended September 2016, compared to $40,670 for the nine months ended September 30, 2015. The increase was caused by legal fees associated with the preparation of the Company’s Form F-1 registration statement negotiating contracts and other agreements.

•

Sales and marketing costs for the nine months ended September 30, 2016, increased to $129,998 from $6,239 for the nine months ended September 30, 2015. The increase in costs was due to advertising and marketing costs of $68,829 (2015: $3,305). The Company has embarked on an advertising campaign to elicit sales orders for its production vehicle, the Solo. Labor costs increased to $31,048 (2015: $nil), as the Company implements its advertising and marketing strategy.

•

Research and Development costs increased significantly to $1,977,205 for the nine months ended September 30, 2016, compared to $241,973 for the nine months ended September 30, 2015. The increase was due to the Company incurring costs regarding labor, tooling, molds and inventory as it comes closer to producing its first pre-production models. During the nine months ended September 30, 2016, the Company received government assistance of $145,781 (2015: $nil).

Other Items

Other items include a foreign exchange gain of $4,380 for the nine months ended September 30, 2016, compared to a foreign exchange gain of $1,573 for the nine months ended September 30, 2015. Some of the Company’s expenses are paid to suppliers based in the United States of America who invoice the Company in US dollars. The Company accreted an interest expenses of $5,181 for the nine months ended September 30, 2016 (2015: $nil) on the convertible loan.

Net and Comprehensive Income (Loss)

As a result of the above factors, we reported for the nine months ended September 30, 2016 a net and comprehensive loss of $3,536,039, compared to $470,501 for the nine months ended September 30, 2015.

Period from February 16, 2015 (date of inception) to December 31, 2015

Revenues

The Company did not generate any revenue during the fiscal year ended December 31, 2015.

Operating Expenses

We incurred costs and expenses in the amount of $995,833 for the period ended December 31, 2015.

The costs and expenses for the period ended December 31, 015 are primarily attributable to the collective results of the following factors:

•	General and administrative costs for the period ended December 31, 2015 amounted to $54,146

•	Sales and marketing costs for the period ended December 31, 2015, amounted to $19,848, as the Company started to develop its sales and marketing efforts.

•	Research and Development costs for the period ended December 31, 2015 amounted to $486,809, as the Company initiated its research and development program to design and produce the SOLO.

Other Items

Other items include a foreign exchange loss of $1,727 for the period ended December 31, 2015. Some of the Company’s expenses are paid to suppliers based in the United States of America who invoice the Company in US dollars.

Net Income (Loss)

As a result of the above factors, we reported for the period ended December 31, 2015 a net and comprehensive loss of $995,833.

Liquidity and Capital Resources

As of September 30, 2016, we had total current assets of $633,495, and total current liabilities in the amount of $1,149,720. As a result, we had working capital deficit of $516,225 as of September 30, 2016 (2015: $(149,107)). Subsequent to September 30, 2016, the Company issued 9,554,762 common shares for proceeds of $5,576,786, net of share issue costs.

Our management anticipates that the current cash on hand as at September 30, 2016 may not be sufficient to fund our continued operations at the current level for the next twelve months. As such, we may require additional financing to fund our operations and proposed research and development activities for the year ended December 31, 2016. We will require additional significant capital to fund the production of our vehicle sales and to effectively expand our operations through implementation our overall business strategy. We anticipate that additional funding will be in the form of equity and/or debt financing from the sale of our common stock. We intend to seek additional funding in the form of equity financing from the sale of our common stock, but cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our operations and acquisition of new prospects. If we are unable to obtain additional financing, we will experience liquidity problems and management expects that we will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. Any additional equity financing may involve substantial dilution to our then existing shareholders.

As of December 31, 2016, we had working capital of $3,579,958. The Company’s monthly burn rate is $310,000 per month.

Cash Used in Operating Activities

Operating activities used $2,651,682 in cash for the nine months ending September 30, 2016, compared to $194,448 in cash used in operating activities for the nine months ending September 30, 2016. Our negative cash flow from operating activities for the nine months ending September 30, 2016 was caused by the Company being in development phase of its overall business plan and does not expect to realize any revenues until the end of the first quarter or early second quarter of 2017.

Cash Used in Investing Activities

Cash flows used in investing activities for the nine months ending September 30, 2016 was $77,162, compared to $5,710 cash flows used in investing activities for the nine months ending September 30, 2015. The cash flows used in investing activities for the nine months ending September 30, 2016, was caused by expenditures in equipment of $58,935 (2015: $5,710) and expenditures on patents and trademarks of $18,227 (2015: $nil).

Cash flows from Financing Activities

Cash flows generated from financing activities for the nine months ending September 30, 2016 were $2,856,700, compared to $285,070 for the nine months ending September 30, 2015. During the nine months ending September 30, 2016, the Company repaid a shareholder loan of $135,000, from proceeds generated from the issuance of Common Shares of $2,585,200 (2015: $150,070).

Off Balance Sheet Arrangements

As of September 30, 2016, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Research and Development, Patents and Licenses, etc.

Research costs are expensed when incurred and are net of government grants. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally-generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, the Company has not met the criteria to capitalize development costs.

The following table specifies the amounts spent on research and development for the nine months ended September 30, 2016 as well as for the period from inception to December 31, 2015:

	Nine months ended September 30, 2016,	February 16 to December 31, 2015
Labour	$ 1,201,218	$ 382,049
Materials	921,767	117,535
Government grants	(145,781)	(12,775)
Total	$ 1,977,204	$ 486,809

Trend Information

We started operations in February 2015, and due to our short operating history, we are not able to predict any trends at this time. However, we currently have an order backlog of 366 SOLOs.

Going Concern

The accompanying financial statements have been prepared under the assumption that our Company will continue as a going concern. We are a development stage company and have incurred losses since our inception. As shown in the accompanying financial statements, we have had no revenues and have incurred an accumulated loss of $4,531,872 through September 30, 2016. The Company raised $5,576,786, subsequent to September 30, 2016 which will be sufficient to enable the Company to operate for the next 12 months and execute its business plan.

Our ability to continue as a going concern is dependent upon the successful results from our electric vehicles manufacturing activities and our ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about our ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with loans from a director and/or private placement of equity capital.

The financial statements do not include any adjustments that might be necessary should w e be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Financial Instruments

We classify our financial instruments in the following categories:

o	at fair value through profit or loss,
o	loans and receivables,
o	held-to-maturity investments,
o	available-for-sale and financial liabilities.

The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. We have no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Our non-derivative financial liabilities consist of trade payables, advance payable, refundable deposits for shares, sales deposits and shareholder loans.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and we have transferred substantially all risks and rewards of ownership.

At each reporting date, we assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on our financial instruments.

We do not have any derivative financial assets and liabilities.

Financial Instruments and Financial Risk Management

We are exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Our primary exposure to credit risk is on our cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada. As most of our cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. Our secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government value added taxes.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. We have a planning and budgeting process in place to help determine the funds required to support our normal operating requirements on an ongoing basis. We ensure that there are sufficient funds to meet our short-term business requirements, taking into account our anticipated cash flows from operations and our holdings of cash and cash equivalents.

Historically, our source of funding has been shareholder loans and the issuance of equity securities for cash, primarily through private placements. Our access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of our non-derivative financial liabilities as at September 30, 2016:

	Within one year	Between one and five years	More than five years
Trade payables	$818,271	Nil	Nil
Advance payables	Nil	Nil	Nil
Customer deposits	$86,000	Nil	Nil
Shareholder loan	Nil	Nil	Nil

Foreign Exchange Risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. We are exposed to currency risk as we incur expenditures that are denominated in US dollars while our functional currency is the Canadian dollar. We do not hedge our exposure to fluctuations in foreign exchange rates.

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	December 31, 2015	September 30, 2016
Cash and cash equivalents	$43,638	$49,776
Trade payables	($18,804)	($25,079)
	$25,554	$24,697

Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk on our cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on our net loss of $1,064 for the period ended December 31, 2015. A 1% change in market interest rates would have an impact on the Company’s net loss of $2,342 for the nine months ended September 30, 2016.

Classification of Financial Instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2015	September 30, 2016
Loans and receivables:
Cash	$106,357	$234,213
Other receivables	$28,639	$208,564

Financial liabilities included in the statement of financial position are as follows:

	December 31, 2015	September 30, 2016
Non-derivative financial liabilities:
Trade payable	$67,718	$818,271
Advance payable	$50,000	$-
Customer deposits	$28,506	$86,000
Shareholder loan	$185,000	$-
Convertible loan	$-	$222,949
	$331,224	$1,127,220

Fair Value

The fair value of our financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

o	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
o	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
o	Level 3 – Inputs that are not based on observable market data.

The following is an analysis of our financial assets measured at fair value as at December 31, 2015:

	As at December 31, 2015
	Level 1	Level 2	Level 3
Cash and cash equivalents	$106,357

The following is an analysis of our financial assets measured at fair value as at September 30, 2016:

	As at September 30, 2016
	Level 1	Level 2	Level 3
Cash and cash equivalents	$234,213

Critical Accounting Policies and Estimates

The financial statements as of December 31, 2015 and September 30, 2016 have been prepared by management in accordance with international financial reporting standards, as adopted by the International Accounting Standards Board.

The critical accounting policies used in the preparation of these consolidated financial statements are described below.

Our accounting policies are disclosed in Note 2 of Notes to our Consolidated Financial Statements. During the nine month period ended September 30, 2016, there were no material changes to these policies. Our more critical accounting policies are noted below:

Research and Development Costs

Research costs are expensed when incurred. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, the Company has not met the criteria to capitalize development costs.

Accounting standards issued but not yet applied

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. The Company is currently assessing the impact this new standard will have on its financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

The Company has not early adopted these new standards and is currently assessing the impact that these standards will have on its financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES

Our Notice of Articles and Articles are attached to this registration statement as exhibits. The Articles of the Company provide that the number of directors is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;
(b)	if the Company is a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and
(c)	if the Company is not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Our Board of Directors (the “Board” or “Board of Directors”) currently consists of three directors. Our directors are elected annually at each annual meeting of our Company’s shareholders.

Our Board of Directors currently has one committee, the Audit Committee. The Board has not appointed a compensation committee or a nominating committee because the Board fulfills these functions. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our Company’s officers.

The following table sets forth the names and ages of all of our directors, executive officers and key employees.

Name, Province/State and Country of Residence	Age	Position	Director/Officer Since
Jerry Kroll (1)(2)(3)(4) British Columbia, Canada	55	President, CEO and Director	February 16, 2015
Iain Ball British Columbia, Canada	63	Vice-President, Finance	February 16, 2015
Henry Reisner British Columbia, Canada	52	Chief Operating Officer	February 16, 2015
Kulwant Sandher(5) British Columbia, Canada	55	Chief Financial Officer and Secretary	June 15, 2016
Ed Theobald British Columbia, Canada	65	General Manager	February 16, 2015
Shaun Greffard (2)(3)(4) British Columbia, Canada	43	Director	August 8, 2016
Robert Tarzwell (2)(3)(4) British Columbia, Canada	47	Director	August 8, 2016
Mark West British Columbia, Canada	50	Vice-President, Sales & Dealerships	November 1, 2016

Notes:

(1)	Mr. Kroll was appointed President, CEO and a director of the Company effective February 16, 2015.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Mr. Sandher was appointed CFO of the Company on June 15, 2016. Mr. Sandher was appointed as Secretary of the Company on August 8, 2016.

Business Experience

The following summarizes the occupation and business experience during the past five (5) years or more for our directors, executive officers and key employees as of the date of this prospectus:

Jerry Kroll – President, Chief Executive Officer and Director

Mr. Kroll has an extensive background working in small businesses and start-ups. His career began when he managed the production, strategic planning, and sales operations of Kroll Greenhouses, his family business. From there, Mr. Kroll served in other management roles in the floral and food services industries, overseeing the import/export of floral products, managing employees, managing food franchises, and establishing supplier/distributor relationships.

In 1996, Mr. Kroll became involved in air racing as the owner of Vancouver International Air Races and Airshow, which featured large scale events attracting over 15,000 spectators and 31 corporate sponsors. From then on, Mr. Kroll became increasingly involved in air racing and motor races. He eventually became the president and CEO of Corbin Motors Vancouver Inc. in 2001 where he organized the sales of the firm’s three-wheeled commuter vehicle in Canada.

In 2007, Mr. Kroll founded KleenSpeed Technologies, a firm focused on stationary energy storage products. He began researching and developing an EV for the everyday commuter. As an entrepreneur, Mr. Kroll also founded Ascend Sportmanagement Inc., a sports property and technology management firm.

Mr. Kroll’s experience and skillset in innovative technology and start-ups, coupled with his passion for clean technology developments, allows Mr. Kroll to coordinate, manage, and execute strategies for the Company.

Mr. Kroll is also actively involved in the Vancouver venture capital scene and has been a member of the Vancouver Angel Technology Network, an investing and mentoring network for new technology start-ups, since 2003.

Kulwant Sandher, Chief Financial Officer and Secretary

Kulwant Sandher, 55, is a Chartered Professional Accountant with over 25 years of experience in business and finance. Mr. Sandher graduated from Queen Mary, University of London (formerly known as Queen Mary College) in 1986 with a B.Sc. degree (Eng.) in Avionics. Mr. Sandher became a Chartered Accountant in England in 1991 and received his Chartered Professional Accountant designation in Canada in 1997.

Mr. Sandher has considerable private and public company experience. He served as CFO of MineSense Technologies Inc. from August 2013 until July 2015; he served as COO & CFO for Marketrend Interactive Inc., from March 2004 to March 2006.

Mr. Sandher has also served as CFO of several publicly listed companies, including: Hillcrest Petroleum (TSX-V), Millrock Resources Inc. (TSX-V) and St. Elias Mines (TSX-V). Currently, Mr. Sandher serves as President of Hurricane Corporate Services Ltd. and as CFO of Intigold Mines Ltd. (TSX-V). Furthermore, Mr. Sandher is currently serving as a director and CFO of Delta Oil and Gas Inc. since 2007 and Director of The Cloud Nine Education Group Inc since December 2015.

Iain Ball, Vice-President, Finance

Mr. Ball is an experienced financial executive with over 25 years of international corporate financial and general management experience. He has been providing CFO services, along strategic and financial advice, to growing companies and start-ups since 2012.

He is the former Chief Financial Officer and Director of Progressive Solutions Inc. (“Progressive Solutions”), an enterprise resource planning software company that grew (both organically and by acquisition) from 40 employees to 135 employees in the United States, the United Kingdom, and Canada. Mr. Ball was responsible for debt and equity financings that were instrumental to Progressive Solutions’ acquisitions and international growth. Progressive Solutions was successfully sold to a strategic buyer in 2012.

Mr. Ball graduated from the University of Aberdeen in 1975 with a Bachelor of Science (Honours), as well as a Master of Business Administration from Simon Fraser University in 1999. He became a Chartered Accountant in Scotland in 1979 and obtained his Chartered Professional Accountant designation in 1982 from the Canadian Institute of Chartered Professional Accountants.

Henry Reisner, Chief Operating Officer

Mr. Reisner is the current President of Intermeccanica International Inc., which is an automobile manufacturer, and has held this position since 2001. He is incredibly experienced in the automotive industry and has a background in manufacturing.

Mr. Reisner holds a Bachelor of Arts degree in political science from the University of British Columbia in 1989.

Pursuant to the Joint Operating Agreement (the “JOA”) between us and Intermeccanica, both Mr. Reisner and Intermeccanica have agreed that during the term of the JOA and for a period of 24 months after the end of the term of the JOA (the “Restricted Period”), neither Mr. Reisner nor Intermeccanica will, directly or indirectly, either individually or in conjunction with any other person or persons, partnership, corporation or trust (whether as employee, principal, agent, shareholder, consultant or in any other capacity whatsoever), carry on business as, be engaged by, or work for a business that competes with our business in Canada or the United States. Intermeccanica and Mr. Reisner further agreed that, during the Restricted Period, neither Intermeccanica nor Mr. Reisner will, without the prior written consent of us, either alone or jointly with or on behalf of any person or entity, directly or indirectly, solicit any person who, at the applicable time, is an employee or independent contractor of the Company for the purpose of inducing him, her or it to terminate his, her or its employment or contract for services with the Company. In the event of a breach of the JOA or a dispute under the JOA, Mr. Reisner may have a conflict of interests between his position as our Chief Operating Officer and his position as President of Intermeccanica. If such a conflict of interests arises, then Mr. Reisner will not be involved in any decision making process between our Company and Intermeccanica and our board of directors, at its sole discretion, may remove Mr. Reisner as our Chief Operating Officer.

Ed Theobald, General Manager

Mr. Theobald is a seasoned operational manager with over 40 years of experience in finance, industrial sales, construction, retail, and oil & gas industries. This experience includes 19 years as General Manager at Envirotest Canada. He also oversaw the operations of 16 automotive repair shops as Regional Manager of Speedy Glass.

Dr. Robert Tarzwell, Director

Dr. Tarzwell began his career as a psychiatrist at St. Paul’s Hospital in 2006. His experience and expertise led him to other clinical/consultant roles in medicine and academia, serving as external faculty member for Green College of the University of British Columbia, medical advisor for virtual healthcare application Medeo, and clinical assistant professor in the faculty of medicine at the University of British Columbia. Dr. Tarzwell is currently Clinical Director of Research for Mental Health at Lions Gate Hospital.

In addition to his background in academia and medicine, Dr. Tarzwell is an enthusiast of high tech industries, multimedia innovations, and race cars. He is an investor/advisor for a number of Vancouver-based start-ups, including Medeo, Hothead Games, EM, and Viewers Like You Productions.

Dr. Tarzwell holds a Bachelor’s Degree in English and Literature from Simon Fraser University, a Doctor of Medicine from the University of Manitoba, a Psychiatrist certification from the Royal College of Physicians of Canada at Dalhousie University, and a Nuclear Medicine certification from the Royal College of Physicians of Canada at the University of British Columbia.

Shaun Greffard, Director

Mr. Greffard is a management professional with over 20 years of experience in telecommunications, information technology and government. During his career as a management professional, Mr. Greffard has been responsible for the profit and loss of Ledcor's $80M+ Canadian telecommunications division and responsible for negotiating commercial and contractual terms for the largest P3 telecommunications deal in North America valued at close to $600M USD over a 3 year Design/Build contract and 30 year Operations contract. He was also responsible for negotiating numerous US contracts between the public and private sectors, working with and for local and federal government entities including delivery of one of the largest Canadian telecommunications deals with the Federal government. He has been responsible for conducting labour negotiations and transforming people, culture and corporate image after a prolonged labour dispute and has run the marketing organization for a $100M division of Telus. He is adept at overhauling under-performing business units and analyzing and removing operational flaws to improve operational performance and profitability.

Mr. Greffard accumulated his experience and skill set from roles at Telus Communications Inc., the City of Surrey, and Ledcor Group. He is currently the Vice President of Strategic Projects at Ledcor Group.

Mr. Greffard holds a Masters in Business Administration from Royal Roads University.

Mark West, Vice-President, Sales & Dealerships

Mark West has over 25 years of experience directing and expanding operations in the highly competitive food and beverage industry. Mr. West was instrumental in the local and international growth of Blenz Coffee from 10 stores to over 70 stores in Canada and Asia. Mr. West was the President of Blenz Coffee from 2012 to 2016 and previously held the positions of President, Vice-President, Manager of Operations and Manager of Franchising from 1996 to 2007. Mr. West was the Vice-President and an owner of MyCup Coffee and Tea from 2008 to 2012.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Term of Office

Each director of our Company is to serve for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his or her death, resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Jerry Kroll, Iain Ball, Henry Reisner, Kulwant Sandher, Ed Theobald, Shaun Greffard, Robert Tarzwell and Mark West have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that the following directors are “independent” as such directors do not have a direct or indirect material relationship with the issuer. A material relationship is a relationship which could, in the view of the Company’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgment.

•	Shaun Greffard
•	Robert Tarzwell

Audit Committee and Financial Expert

Our Audit Committee consists of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Messrs. Greffard and Tarzwell are independent under the listing standards regarding “independence” of the NYSE MKT Equities Exchange. Mr. Kroll is not independent as he is our Chief Executive Officer.

National Instrument 52-110 Audit Committees (“NI 52-110”) of the Canadian Securities Administrators provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the issuer, which could, in the view of the corporation’s board of directors, reasonably interfere with the exercise of the member’s independent judgment. Each of Messrs. Greffard and Tarzwell are also considered independent within the meaning of NI 52-110.

The Audit Committee is mandated to monitor the audit and preparation of our financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to recommend to the Board of Directors the external auditors to be nominated for appointment by the Board, to set the compensation for the external auditors, to provide oversight of the external auditors, and to ensure that the external auditors report directly to the Audit Committee. The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

Our Company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

The Audit Committee operates pursuant to a written charter, a copy of which is included as an exhibit to this registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016.

Our Audit Committee Financial Expert is Robert Tarzwell.

Other Board Committees

Our Board of Directors has established a Nominating and Corporate Governance Committee that operates under a written charter approved by the Board, a copy of which is included as an exhibit to this registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016. The Nominating and Corporate Governance Committee is comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Tarzwell is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing an appropriate approach to corporate governance issues and compliance with governance rules. The Nominating and Corporate Governance Committee is responsible for reviewing on a periodic basis the composition of the Board and, when appropriate, with maintaining a list of potential candidates for Board membership and interviewing potential candidates for Board membership.

Our Board of Directors has established a Compensation Committee that operates under a written charter approved by the Board, a copy of which is included as an exhibit to this registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016. The Compensation Committee is comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Greffard is the Chairman of the Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and all other employees, a copy of which is included as an exhibit to this registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section sets out the objectives of our Company’s executive compensation arrangements, our Company’s executive compensation philosophy and the application of this philosophy to our Company’s executive compensation arrangements. It also provides an analysis of the compensation design, and the decisions that the Board made in fiscal 2015 with respect to the Named Executive Officers. When determining the compensation arrangements for the Named Executive Officers, our Board of Directors acting as the Compensation Committee considers the objectives of: (i) retaining an executive critical to the success of the Company and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and our Company’s shareholders; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

Benchmarking

Our Board of Directors acting as the Compensation Committee considers a variety of factors when designing and establishing, reviewing and making recommendations for executive compensation arrangements for all executive officers of the Company. The Board typically does not position executive pay to reflect a single percentile within the industry for each executive. Rather, in determining the compensation level for each executive, the Board looks at factors such as the relative complexity of the executive’s role within the organization, the executive’s performance and potential for future advancement and pay equity considerations.

Elements of Compensation

The compensation paid to Named Executive Officers in any year consists of two primary components:

(a)	base salary; and
(b)	long-term incentives in the form of stock options granted under our Stock Option Plan.

The key features of these two primary components of compensation are discussed below:

1.	Base Salary

Base salary recognizes the value of an individual to our Company based on his or her role, skill, performance, contributions, leadership and potential. It is critical in attracting and retaining executive talent in the markets in which the Company competes for talent. Base salaries for the Named Executive Officers are intended to be reviewed annually. Any change in base salary of a Named Executive Officer is generally determined by an assessment of such executive’s performance, a consideration of competitive compensation levels in companies similar to the Company (in particular, companies in the EV industry) and a review of the performance of the Company as a whole and the role such executive officer played in such corporate performance.

2.	Stock Option Awards

The Company provides long-term incentives to Named Executive Officers in the form of stock options as part of its overall executive compensation strategy. Our Board of Directors acting as the Compensation Committee believes that stock option grants serve the Company’s executive compensation philosophy in several ways: firstly, it helps attract, retain, and motivate talent; secondly, it aligns the interests of the Named Executive Officers with those of the shareholders by linking a specific portion of the officer’s total pay opportunity to the share price; and finally, it provides long-term accountability for Named Executive Officers.

Risks Associated with Compensation Policies and Practices

The oversight and administration of the Company’s executive compensation program requires the Board of Directors acting as the Compensation Committee to consider risks associated with the Company’s compensation policies and practices. Potential risks associated with compensation policies and compensation awards are considered at annual reviews and also throughout the year whenever it is deemed necessary by the Board of Directors acting as the Compensation Committee.

The Company’s executive compensation policies and practices are intended to align management incentives with the long-term interests of the Corporation and its shareholders. In each case, the Corporation seeks an appropriate balance of risk and reward. Practices that are designed to avoid inappropriate or excessive risks include (i) financial controls that provide limits and authorities in areas such as capital and operating expenditures to mitigate risk taking that could affect compensation, (ii) balancing base salary and variable compensation elements and (iii) spreading compensation across short and long-term programs.

Compensation Governance

The Compensation Committee intends to conduct a yearly review of directors’ compensation having regard to various reports on current trends in directors’ compensation and compensation data for directors of reporting issuers of comparative size to the Company. Director compensation is currently limited to the grant of stock options pursuant to the Stock Option Plan. It is anticipated that the Chief Executive Officer will review the compensation of executive officers of the Company for the prior year and in comparison to industry standards via information disclosed publicly and obtained through copies of surveys. The Board expects that the Chief Executive Officer will make recommendations on compensation to the Compensation Committee. The Compensation Committee will review and make suggestions with respect to compensation proposals, and then makes a recommendation to the Board.

The Compensation Committee is currently comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell, which is currently the entire Board of Directors.

The Compensation Committee’s responsibility will be to formulate and make recommendations to the directors of the Company in respect of compensation issues relating to directors and executive officers of the Company. Without limiting the generality of the foregoing, the Compensation Committee when formed will have the following duties:

(a)

to review the compensation philosophy and remuneration policy for executive officers of the Company and to recommend to the directors of the Company changes to improve the Company’s ability to recruit, retain and motivate executive officers;

(b)	to review and recommend to the Board the retainer and fees, if any, to be paid to directors of the Company;
(c)

to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those corporate goals and objectives, and determine (or make recommendations to the directors of the Company with respect to) the CEO’s compensation level based on such evaluation;

(d)

to recommend to the directors of the Company with respect to non-CEO officer and director compensation including reviewing management’s recommendations for proposed stock options and other incentive-compensation plans and equity-based plans, if any, for non-CEO officer and director compensation and make recommendations in respect thereof to the directors of the Company;

(e)

to administer the stock option plan approved by the directors of the Company in accordance with its terms including the recommendation to the directors of the Company of the grant of stock options in accordance with the terms thereof; and

(f)

to determine and recommend for the approval of the directors of the Company bonuses to be paid to executive officers and employees of the Company and to establish targets or criteria for the payment of such bonuses, if appropriate. Pursuant to the mandate and terms of reference of the Compensation Committee, meetings of the Compensation Committee are to take place at least once per year and at such other times as the Chair of the Compensation Committee may determine.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2015 in respect of the Named Executive Officers:

Named Executive Officer and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)(1)	Non-Equity Incentive Plan Compensation		Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
					Annual Incentive Plan ($)	Long-term Incentive Plan ($)
Jerry Kroll(2) President, Chief Executive Officer and Secretary	2015	Nil	Nil	287,847	Nil	Nil	Nil	Nil	287,847
Iain Ball(3) Vice-President, Finance	2015	10,000	Nil	11,851	Nil	Nil	Nil	Nil	21,851
Henry Reisner(4) Chief Operating Officer	2015	Nil	Nil	27,334	Nil	Nil	Nil	Nil	27,334
Ed Theobald(5) General Manager	2015	Nil	Nil	11,851	Nil	Nil	Nil	Nil	11,851

Notes:

(1)

The grant date fair values of the share option awards are determined using a Black-Scholes option pricing model. For a discussion of the assumptions made in the valuation, refer to Note 8 to our financial statements for the fiscal year ended December 31, 2015.

(2)	Mr. Kroll was appointed the President and Chief Executive Officer of the Company on February 16, 2015, and served as the Secretary of the Company from June 11, 2015 to August 8, 2016.
(3)	Mr. Ball was appointed Chief Financial Officer of the Company on June 4, 2015 and subsequently was appointed Vice-President, Finance of the Company on June 27, 2016.
(4)	Mr. Reisner was appointed Chief Operating Officer of the Company on February 16, 2015.
(5)	Mr. Theobald was appointed General Manager of the Company on February 16, 2015.

Executive Compensation Agreements

Jerry Kroll

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Jerry Kroll with a term expiring on July 1, 2019 (the “Kroll Agreement”).

The Kroll Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Kroll provides written notice not to renew the Kroll Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Kroll Agreement: (a) Mr. Kroll is appointed as our President and Chief Executive Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Kroll a monthly fee of $5,000; (c) grant to Mr. Kroll 45,000,000 stock options exercisable into 45,000,000 shares of common stock at an exercise price of $0.15 per share expiring on June 11, 2022 and 5,000,000 stock options exercisable into 5,000,000 shares of common stock at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Kroll Agreement); (d) provide Mr. Kroll with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Kroll under the Kroll Agreement without any notice or any payment in lieu of notice for just cause. Mr. Kroll may terminate his employment under the Kroll Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Kroll will terminate upon the death of Mr. Kroll. Upon the death or Mr. Kroll during the continuance of the Kroll Agreement, we will provide Mr. Kroll’s estate and, if applicable, Mr. Krolls’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Kroll Agreement without just cause, and provided that Mr. Kroll is in compliance with the relevant terms and conditions of the Kroll Agreement, we shall be obligated to provide a severance package to Mr. Kroll as follows: (a) a cash payment equating to an aggregate of 12 months of the then monthly fee, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (f) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Kroll may terminate his employment under the Kroll Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Kroll terminates his employment under the Kroll Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 24 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next six months from the effective date of termination assuming Mr. Kroll’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (b) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Iain Ball

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Iain Ball with a term expiring on July 1, 2019 (the “Ball Agreement”).

The Ball Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Ball provides written notice not to renew the Ball Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Ball Agreement: (a) Mr. Ball is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Ball a monthly fee of $5,000; (c) grant to Mr. Ball 500,000 stock options exercisable into 500,000 shares of common stock at an exercise price of $0.15 per share expiring on August 13, 2022 and 750,000 stock options exercisable into 750,000 shares of common stock at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Ball Agreement); (d) provide Mr. Ball with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Ball under the Ball Agreement without any notice or any payment in lieu of notice for just cause. Mr. Ball may terminate his employment under the Ball Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Ball will terminate upon the death of Mr. Ball. Upon the death or Mr. Ball during the continuance of the Ball Agreement, we will provide Mr. Ball’s estate and, if applicable, Mr. Balls’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Ball as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Ball Agreement without just cause, and provided that Mr. Ball is in compliance with the relevant terms and conditions of the Ball Agreement, we shall be obligated to provide a severance package to Mr. Ball as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (f) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Ball may terminate his employment under the Ball Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Ball terminates his employment under the Ball Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next six months from the effective date of termination assuming Mr. Ball’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (b) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Ed Theobald

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Edward Theobald with a term expiring on July 1, 2019 (the “Theobald Agreement”).

The Theobald Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Theobald provides written notice not to renew the Theobald Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Theobald Agreement: (a) Mr. Theobald is appointed as our General Manager and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Theobald a monthly fee of $5,000; (c) grant to Mr. Theobald 500,000 stock options exercisable into 500,000 shares of common stock at an exercise price of $0.15 per share expiring on August 13, 2022 and 750,000 stock options exercisable into 750,000 shares of common stock at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Theobald Agreement); (d) provide Mr. Theobald with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Theobald under the Theobald Agreement without any notice or any payment in lieu of notice for just cause. Mr. Theobald may terminate his employment under the Theobald Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Theobald will terminate upon the death of Mr. Theobald. Upon the death or Mr. Theobald during the continuance of the Theobald Agreement, we will provide Mr. Theobald’s estate and, if applicable, Mr. Theobalds’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Theobald Agreement without just cause, and provided that Mr. Theobald is in compliance with the relevant terms and conditions of the Theobald Agreement, we shall be obligated to provide a severance package to Mr. Theobald as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (f) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Theobald may terminate his employment under the Theobald Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Theobald terminates his employment under the Theobald Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next six months from the effective date of termination assuming Mr. Theobald’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (b) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Kulwant Sandher

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Hurricane Corporate Services Ltd. (“Hurricane Corp.”), Mr. Sandher’s services corporation, with a term expiring on July 1, 2019 (the “Sandher Agreement”).

The Sandher Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Hurricane Corp. provides written notice not to renew the Sandher Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Sandher Agreement: (a) through Hurricane Corp, Mr. Sandher is appointed as our Chief Financial Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Hurricane Corp. a monthly fee of $5,000; (c) grant to Hurricane Corp. and/or Mr. Sandher as soon as reasonably practicable after the effective date of the Sandher Agreement stock options to purchase a certain number of shares of common stock on terms reasonably consistent with our other recent executive officers; (d) provide Hurricane Corp. and/or Mr. Sandher with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the engagement of Hurricane Corp. under the Sandher Agreement without any notice or any payment in lieu of notice for just cause. Hurricane Corp. may terminate its engagement under the Sandher Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The engagement of Hurricane Corp. will terminate upon the death of Mr. Sandher. Upon the death or Mr. Sandher during the continuance of the Sandher Agreement, we will provide Mr. Sandher’s estate and, if applicable, Mr. Sandher’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Sandher’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Sandher Agreement without just cause, and provided that Hurricane Corp. is in compliance with the relevant terms and conditions of the Sandher Agreement, we shall be obligated to provide Hurricane Corp. with the following: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (f) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow the Executive and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Hurricane Corp. may terminate its engagement under the Sandher Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Hurricane Corp. terminates its engagement under the Sandher Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next six months from the effective date of termination assuming Hurricane Corp.’s engagement was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (b) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Hurricane Corp. and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Henry Reisner

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Henry Reisner with a term expiring on July 1, 2019 (the “Resiner Agreement”).

The Reisner Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Reisner provides written notice not to renew the Reisner Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Reisner Agreement: (a) Mr. Reisner is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Reisner a monthly fee of $5,000; (c) grant to Mr. Reisner 1,250,000 stock options exercisable into 1,250,000 shares of common stock at an exercise price of $0.15 per share expiring on August 13, 2022 and 1,250,000 stock options exercisable into 1,250,000 shares of common stock at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Reisner Agreement); (d) provide Mr. Reisner with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Reisner under the Reisner Agreement without any notice or any payment in lieu of notice for just cause. Mr. Reisner may terminate his employment under the Reisner Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Reisner will terminate upon the death of Mr. Reisner. Upon the death or Mr. Reisner during the continuance of the Reisner Agreement, we will provide Mr. Reisner’s estate and, if applicable, Mr. Reisners’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Reisner Agreement without just cause, and provided that Mr. Reisner is in compliance with the relevant terms and conditions of the Reisner Agreement, we shall be obligated to provide a severance package to Mr. Reisner as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (f) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Reisner may terminate his employment under the Reisner Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Reisner terminates his employment under the Reisner Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next six months from the effective date of termination assuming Mr. Reisner’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (b) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mark West

On November 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Mark West with a term expiring on November 1, 2019 (the “West Agreement”).

The West Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. West provides written notice not to renew the West Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the West Agreement: (a) Mr. West is appointed as our Vice-President, Sales & Dealerships and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. West an initial monthly fee of $4,000 for the month of November 2016, and thereafter a monthly fee of $12,000; (c) pay Mr. West a commission of $10,000 for each and every dealership which is officially opened, which was directly sourced and completed by Mr. West and which is established under an authorization to sell and distribute our goods and services in a particular area; (c) grant to Mr. West as soon as reasonably practicable after the effective date of the West Agreement stock options to purchase a certain number of Common Shares on terms reasonably consistent with our other recent executive officers; (d) provide Mr. West with individual benefits of up to $10,000 per annum as a car allowance and up to $5,000 per annum as an education allowance (the “Individual Benefits”); (e) provide Mr. West with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (f) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. West under the West Agreement without any notice or any payment in lieu of notice for just cause. Mr. West may terminate his employment under the West Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. West will terminate upon the death of Mr. West. Upon the death or Mr. West during the continuance of the West Agreement, we will provide Mr. West’s estate and, if applicable, Mr. West’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) any outstanding commissions, less any required statutory deductions, if any; (c) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. West as at the effective date of termination; and (f) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the West Agreement without just cause, and provided that Mr. West is in compliance with the relevant terms and conditions of the West Agreement, we shall be obligated to provide a severance package to Mr. West as follows: (a) if the effective date of termination occurs within the first year of the West Agreement, a cash payment equating to an aggregate of nine month’s base salary, less any required statutory deductions, if any; (b) if the effective date of termination occurs after the first year but before November 1, 2019, a cash payment equating to an aggregate of twelve month’s base salary, less any required statutory deductions, if any; (c) if the effective date of termination occurs after November 1, 2019 and during any renewal period during the continuance of the West Agreement, a cash payment equating to the greater of (i) twelve month’s base salary, less any required statutory deductions, if any, and (ii) $100,000; (d) any outstanding commissions, less any required statutory deductions, if any; (e) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (f) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (g) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (h) any outstanding vacation pay as at the effective date of termination; (i) any outstanding expenses owing to Mr. West as at the effective date of termination; (j) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (k) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (l) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. West may terminate his employment under the West Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. West terminates his employment under the West Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) any outstanding commissions, less any required statutory deductions, if any; (iii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (iv) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Individual Benefits were continued for that six months; (v) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (vi) any outstanding vacation pay as at the effective date of termination; (vii) any outstanding expenses owing to Mr. West as at the effective date of termination; (b) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (c) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (d) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Stock Option Plans and Stock Options

The following table sets forth, as at December 31, 2015, the equity compensation plans pursuant to which equity securities of the Company may be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders
Equity compensation plans not approved by securityholders	56,150,000	$0.19	3,850,000
Total	56,150,000		3,850,000

2015 Stock Option Plan

On June 11, 2015, our Board of Directors adopted the 2015 Stock Option Plan (the “Stock Option Plan”) under which an aggregate of 60,000,000 shares may be issued, subject to adjustment as described in the Stock Option Plan. As at December 31, 2015 there were 56,150,000 outstanding options under the Stock Option Plan leaving an additional 3,850,000 options to acquire shares of common stock that may be granted under the Stock Option Plan.

The purpose of the Stock Option Plan is to retain the services of valued key employees, directors and consultants of the Company and such other persons as the plan administrator, which is currently the Board of Directors, shall select in accordance with the eligibility requirements of the Stock Option Plan, and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the plan administrator.

The Stock Option Plan shall be administered initially by the Board of Directors of the Company, except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board to administer the Stock Option Plan, which committee may be an executive, compensation or other committee, including a separate committee especially created for this purpose.

Unless accelerated in accordance with the Stock Option Plan, unvested options shall terminate immediately upon the optionee resigning from or the Company terminating the optionee’s employment or contractual relationship with the Company or any related company for any reason whatsoever, including death or disability. Options that have vested shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option as designated by the plan administrator; (ii) the date of an optionee’s termination of employment or contractual relationship with the Company or any related company for cause (as determined in the sole discretion of the plan administrator); (iii) the expiration of three (3) months from the date of an optionee’s termination of employment or contractual relationship with the Company or any related company for any reason whatsoever other than cause, death or disability; or (iv) the expiration of three (3) months from termination of an optionee’s employment or contractual relationship by reason of death or disability. Upon the death of an optionee, any vested options held by the optionee shall be exercisable only by the person or persons to whom such optionee’s rights under such option shall pass by the optionee’s will or by the laws of descent and distribution of the optionee’s domicile at the time of death and only until such options terminate as provided above. For purposes of the Stock Option Plan, unless otherwise defined in the stock option agreement between the Company and the optionee, “disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months or that can be expected to result in death. The plan administrator shall determine whether an optionee has incurred a disability on the basis of medical evidence acceptable to the plan administrator. Upon making a determination of disability, the plan administrator shall, for purposes of the Stock Option Plan, determine the date of an optionee’s termination of employement or contractual relationship.

The foregoing summary of the Stock Option Plan is not completed and is qualified in its entirety by reference to the Stock Option Plan, which is filed as Exhibit 99.1 to this Registration Statement and is incorporated by reference herein.

As of January 15, 2017, there were stock options outstanding under our Stock Option Plan exercisable for an aggregate of 56,175,000 shares of our common stock.

Outstanding Option-based Awards for Named Executive Officers

The following table reflects all option-based awards for each Named Executive Officer outstanding as at December 31, 2015. The Company does not have any other equity incentive plans other than its Stock Option Plan. As of the date hereof there are no share based award plans for any of the directors or the named executive officers of the Company:

Named Executive Officer	Option–based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)(1)
Jerry Kroll President, Chief Executive Officer and Secretary	45,000,000 5,000,000	$0.15 $0.40	June 11, 2022 Dec. 9, 2022	Nil
Iain Ball Vice-President, Finance	500,000 750,000	$0.15 $0.40	Aug. 13, 2022 Dec. 9, 2022	Nil
Henry Reisner Chief Operating Officer	1,250,000 1,250,000	$0.15 $0.40	Aug. 13, 2022 Dec. 9, 2022	Nil
Ed Theobald General Manager	500,000 750,000	$0.15 $0.40	Aug. 13, 2022 Dec. 9, 2022	Nil

Notes:

(1)

This column contains the aggregate value of in-the-money unexercised vested options as at December 31, 2015, which no options have vested as of such date, calculated based on the difference between the last price that shares were sold by the Company pursuant to a private placement, which was $1.00, and the exercise price of the options, multiplied by the number of options that have vested.

Incentive Plan Awards

The following table provides information concerning the incentive award plans of the Company with respect to each Named Executive Officer during the fiscal year ended December 31, 2015. The only incentive award plan of the Company during such fiscal year was the Stock Option Plan:

Named Executive Officer	Option-based Awards – Value Vested During the Year ($)(1)	Non-Equity Incentive Plan Compensation – Value Vested During the Year ($)
Jerry Kroll President, Chief Executive Officer and Secretary	Nil	Nil
Iain Ball Vice-President, Finance	Nil	Nil

Named Executive Officer	Option-based Awards – Value Vested During the Year ($)(1)	Non-Equity Incentive Plan Compensation – Value Vested During the Year ($)
Henry Reisner Chief Operating Officer	Nil	Nil
Ed Theobald General Manager	Nil	NIl

Notes:

(1)

The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the last price that shares were sold by the Company pursuant to a private placement on the vesting date and the exercise price of the options.

Director Compensation for Fiscal 2015

The Board of Directors acting as the Compensation Committee assesses the appropriate level of remuneration for the directors and officers of the Company. The Board as a whole makes the final determination in respect of compensation matters. Remuneration is assessed and determined by taking into account such factors as the size of the Company and the level of compensation earned by directors and officers of companies of comparable size and industry.

The only arrangements the Company has, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultants or experts for the financial year ended December 31, 2015, are through the issuance of stock options. The number of options to be granted from time to time is determined by the Board in its discretion.

During the fiscal year ended December 31, 2015, the only director was Mr. Kroll whose compensation information is reported in the Summary Compensation Table for Named Executive Officers above.

The Company reimburses out-of-pocket costs that are incurred by the directors. Neither the Company nor any of its subsidiaries has entered into a service contract with any director providing for benefits upon termination of office.

Outstanding Option-based Awards

The following table shows all option-based awards for each director of the Company outstanding as at December 31, 2015. The Company does not have any equity incentive plan other than the Stock Option Plan.

Option–based Awards
Name of Director	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)(1)
Jerry Kroll	45,000,000 5,000,000	$0.15 $0.40	June 11, 2022 Dec. 9, 2022	Nil

Notes:

(1)

This column contains the aggregate value of in-the-money unexercised vested options as at December 31, 2015, which no options have vested as of such date, calculated based on the difference between the last price that shares were sold by the Company pursuant to a private placement, which was $1.00, and the exercise price of the options, multiplied by the number of options that have vested.

Incentive Plan Awards – Value Vested or Earned

During the fiscal year ended December 31, 2015, the only director was Mr. Kroll whose incentive plan awards are reported in the Summary Compensation Table for Named Executive Officers above.

Pension Benefits

We do not have any defined benefit pension plans or any other plans providing for retirement payments or benefits.

Termination of Employment and Change of Control Benefits

Details with respect to termination of employment and change of control benefits for our directors and executive officers is reported above under the section titled “Executive Services Agreements.”

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2017 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

Name and Municipality of Residence	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
Directors and Executive Officers:
Jerry Kroll Vancouver, BC, Canada President, CEO and Director	39,641,664(3)	61.7%
Iain Ball Vancouver, BC, Canada Vice-President, Finance	583,328(4)	1.4%
Henry Reisner Vancouver, BC, Canada COO	6,987,492(5)	16.4%
Kulwant Sandher Vancouver, BC, Canada CFO	Nil	Nil
Ed Theobald Vancouver, BC, Canada General Manager	958,328(6)	2.3%
Shaun Greffard Surrey, BC, Canada Director	29,158(7)	*
Robert Tarzwell Vancouver, BC, Canada Director	760,410(8)	1.8%
Mark West Vancouver, BC, Canada Vice-President, Sales & Dealerships	31,000(9)	*
Directors and Executive Officers as a Group (Seven Persons)	48,991,380(10)	73.6%

Name and Municipality of Residence	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
Other 5% or more Shareholders:
Megan Martin Shareholder	5,400,000(11)	12.1%
Yuan Sheng Zhang Shareholder	5,400,000(12)	12.1%

Notes:

*	Less than 1%.
(1)

Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on October 7, 2016.

(2)	The percentage is calculated based on 41,783,587 common shares that were outstanding as of January 15, 2017.
(3)

This figure consists of (i) 7,175,000 shares of common stock registered directly to Jerry Kroll, (ii) 10,000,000 shares of common stock registered to Ascend Sportmanagement Inc., which Mr. Kroll has discretionary voting and investment authority over securities held by Ascend Sportmanagement Inc., (iii) 175,000 shares of common stock issuable upon exercise of warrants registered directly to Mr. Kroll, (iv) 20,208,332 stock options to purchase 20,208,332 shares of our common stock which have vested, and (v) 2,083,332 stock options to purchase 2,083,332 shares of our common stock which will vest within 60 days of January 15, 2017.

(4)

This figure consists of (i) 62,500 shares of common stock registered directly to Iain Ball, (ii) 62,500 shares of common stock issuable upon exercise of warrants registered directly to Mr. Ball, (iii) 406,246 stock options to purchase 406,246 shares of our common stock which have vested, and (iv) 52,082 stock options to purchase 52,082 shares of our common stock which will vest within 60 days of January 15, 2017.

(5)

This figure consists of (i) 4,750,000 shares of common stock registered directly to Henry Reisner, (ii) 1,050,000 shares of common stock held of record by Mr. Reisner’s wife, (iii) 250,000 shares of common stock held of record by Mr. Reisner’s daughter, (iv) 833,328 stock options to purchase 833,328 shares of our common stock which have vested, and (v) 104,164 stock options to purchase 104,164 shares of our common stock which will vest within 60 days of January 15, 2017.

(6)

This figure consists of (i) 500,000 shares of common stock registered directly to Ed Theobald, (ii) 406,246 stock options to purchase 406,246 shares of our common stock which have vested, and (iii) 52,082 stock options to purchase 52,082 shares of our common stock which will vest within 60 days of January 15, 2017.

(7)

This figure consists of (i) 26,036 stock options to purchase 26,036 shares of our common stock which have vested, and (v) 3,122 stock options to purchase 3,122 shares of our common stock which will vest within 60 days of January 15, 2017.

(8)

This figure consists of (i) 187,500 shares of common stock registered directly to Robert Tarzwell, (ii) 187,500 shares of common stock held of record by Robert Tarzwell M.D. Inc., which Mr. Tarzwell has discretionary voting and investment authority over such securities, (iii) 187,500 shares of common stock issuable upon exercise of warrants registered directly to Mr. Tarzwell, (iv) 187,500 shares of common stock issuable upon exercise of warrants held of record by Robert Tarzwell M.D. Inc., (v) 9,370 stock options to purchase 9,370 shares of our common stock which have vested, and (vi) 1,040 stock options to purchase 1,040 shares of our common stock which will vest within 60 days of January 15, 2017.

(9)	This figure consists of (i) 15,500 shares of common stock registered directly to Mark West, and (ii) 15,500 shares of common stock issuable upon exercise of warrants registered directly to Mr. West.
(10)

This figure consist of (i) 24,178,000 shares of common stock, (ii) 628,000 shares of common stock issuable upon exercise of warrants, (iii) 21,889,558 stock options to purchase 21,889,558 shares of our common stock which have vested, and (iv) 2,295,822 stock options to purchase 2,295,822 shares of our common stock which will vest within 60 days of January 15, 2017.

(11)

This figure consists of (i) 1,250,000 shares of common stock registered directly to Megan Martin, (ii) 1,250,000 shares of common stock held of record by Ms. Martin’s husband, Yuan Sheng Zhang, (iii) 200,000 shares of common stock held of record by Ms. Martin’s son, Bo Hong Zhang, (iv) 1,250,000 shares of common stock issuable upon exercise of warrants registered directly to Ms. Martin, (v) 1,250,000 shares of common stock issuable upon exercise of warrants held of record by Ms. Martin’s husband, and (vi) 200,000 shares of common stock issuable upon exercise of warrants held of record by Ms. Martin’s son.

(12)

This figure consists of (i) 1,250,000 shares of common stock registered directly to Yuan Sheng Zhang, (ii) 1,250,000 shares of common stock held of record by Mr. Zhang’s wife, Megan Martin, (iii) 200,000 shares of common stock held of record by Mr. Zhang’s son, Bo Hong Zhang, (iv) 1,250,000 shares of common stock issuable upon exercise of warrants registered directly to Mr. Zhang, (v) 1,250,000 shares of common stock issuable upon exercise of warrants held of record by Mr. Zhang’s wife, and (vi) 200,000 shares of common stock issuable upon exercise of warrants held of record by Mr. Zhang’s son.

The information as to shares beneficially owned or controlled or directed, directly or indirectly, not being within our knowledge, has been furnished by the officers and directors.

As at November 30, 2016, there were approximately 75 holders of record of our shares of common stock. A total of four registered holders are from the United States, who hold an aggregate of 605,000 shares of common stock, which constitutes approximately 1.4% of our issued and outstanding shares of common stock as of November 30, 2016, prior to giving effect to this offering.

Transactions with Related Parties

Jerry Kroll

From February 16, 2015 to November 13, 2015, Mr. Jerry Kroll, our President, CEO and director provided us with a loans in the aggregate amount of $185,000. These loans were unsecured, non-interest bearing, and due on demand. No formal written agreements regarding these loans were signed, however, they are documented in the accounting records of the Company. On January 20, 2016 we repaid $135,000 of these loans and $50,000 was repaid through the issuance of 125,000 post-subdivision units at a price of $0.40 per unit.

On February 16, 2015, Mr. Kroll acquired 7,000,000 Common Shares and Ascend Sportmanagement Inc., a corporation under the control and direction of Mr. Kroll, acquired 10,000,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement. In addition, on June 15, 2015, Mr. Kroll acquired 50,000 units at a price of $0.20 per unit pursuant to a private placement. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $0.40 per Common Share until June 15, 2020. Furthermore, on January 22, 2016, Mr. Kroll acquired 125,000 units at a price of $0.40 per unit pursuant to a private placement. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until January 22, 2021.

On June 11, 2015 we granted 45,000,000 stock options to Mr. Kroll having an exercise price of $0.15 per Common Share until June 11, 2022. In addition, on December 9, 2015 we granted 5,000,000 stock options to Mr. Kroll having an exercise price of $0.40 per Common Share until December 9, 2022.

Henry Reisner

On February 16, 2015, Mr. Henry Reisner acquired 4,750,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement. Mr. Reisner’s wife and daughter acquired 1,050,000 Common Shares and 250,000 Common Shares, respectively, at a price of $0.0002 per Common Share pursuant to a private placement.

On July 15, 2015, as amended on September 19, 2016, we entered into a Joint Operating Agreement with Intermeccanica International Inc. and Henry Reisner, our Chief Operating Officer, which is comprised of three underlying agreements, each of which are discussed in more detail below. See “Material Agreements”.

On August 13, 2015, we granted 1,250,000 stock options to Mr. Reisner having an exercise price of $0.15 per Common Share until August 13, 2022. In addition, on December 9, 2015, we granted 1,250,000 stock options to Mr. Reisner having an exercise price of $0.40 per Common Share until December 9, 2022.

Iain Ball

On August 13, 2015, we granted 500,000 stock option to Mr. Iain Ball having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 750,000 stock options to Mr. Ball having an exercise price of $0.40 per Common Share until December 9, 2022.

On August 19, 2015, Mr. Iain Ball acquired 62,500 units at a price of $0.40 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until August 19, 2020.

Ed Theobald

On February 16, 2015, Mr. Ed Theobald acquired 500,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement.

On August 13, 2015, we granted 500,000 stock options to Mr. Theobald having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 750,000 stock options to Mr. Theobald having an exercise price of $0.40 per Common Share until December 9, 2022.

Sean Greffard

On August 13, 2015, we granted 50,000 stock options to Mr. Sean Greffard having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 25,000 stock options to Mr. Greffard having an exercise price of $0.40 per Common Share until December 9, 2022.

Robert Tarzwell

On June 26, 2015, Mr. Robert Tarzwell acquired 187,500 units and Robert Tarzwell M.D. Inc., a corporation under the control and direction of Mr. Tarzwell, acquired 187,500 units at a price of $0.20 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $0.40 per Common Share until June 26, 2020.

On August 13, 2015, we granted 25,000 stock options to Mr. Tarzwell having an exercise price of $0.15 per Common Share until August 13, 2022.

Mark West

On December 1, 2015, Mr. Mark West acquired 15,500 units at a price of $0.40 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until December 1, 2020.

MATERIAL AGREEMENTS

We have not entered into any material agreements other than in the ordinary course of business and other than those described below or in this prospectus.

Joint Operating Agreement

On July 15, 2015, we entered into a Joint Operating Agreement among Intermeccanica International Inc. (“Intermeccanica”) and Henry Reisner, which has been amended by an Amending Agreement to Joint Operating Agreement on September 19, 2016, whereby the Joint Operating Agreement is comprised of three underlying agreements, a lease agreement, a product assembly agreement and a buy-out agreement, each of which are discussed in more detail below.

The Joint Operating Agreement will automatically terminate upon the completion of the purchase and sale of the issued and outstanding Intermeccanica shares pursuant to the Call Option (as defined below in the Buy-Out Agreement). Otherwise, this Joint Operating Agreement may only be terminated by written agreement of us and Intermeccanica, unless otherwise provided for. Upon termination, we will be liable for the costs associated with the completion of any Assembled Products in process, along with costs and expenses incurred, accrued or paid by Intermeccanica in connection with the production of such Assembled Products up to and including the date of termination. Promptly after termination, other than pursuant to the Call Option, the parties shall take all commercially reasonable actions necessary to wind up the activities of the joint operation

Lease Agreement

Intermeccanica intends to enter into a lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) in order to lease the premises referred to as the “Leased Premises” located at 102 East 1st Avenue, Vancouver, British Colubmia, Canada, V5T 1A4, and sublease half of the floor area to our Company. However, on July 15, 2015, Intermeccanica and our Company have jointly leased the Leased Premises. The term of the lease will be 60 months commencing November 1, 2015. We will pay half of the lease costs, including fees, taxes, and other charges associated with occupancy, to a maximum amount of $4,000 per month or $48,000 per year, paid in equal monthly installments. We will provide additional payment for any additional expenses incurred by Intermeccanica and us pursuant to the lease. Beginning August 1, 2015, we will also pay 25% of the costs associated with Intermeccanica’s existing lease at 39 Braid Street, New Westminster, British Columbia, Canada. We will also advance $10,000 (and whatever else is reasonably agreed upon mutually) to Intermeccanica prior to occupancy, which will be used for improvement costs. We are not be able to sublease the premises.

Product Assembly Agreement

Intermeccanica will be the sole assembler of all Assembled Products (assembled and produced electric vehicles and automotive-related products), and won’t assemble products for any competitor of our Company. Intermeccanica will have five business days from the delivery of each purchase order for Assembled Products to accept or reject, and in the case of rejection we will be able to get the Assembled Products assembled by someone else. This must be completed in the time frame specified by any purchase orders. The Assembled Products will be assembled on a cost-plus basis, with a margin to be established at the time of production upon the mutual agreement of the parties, acting reasonably (plus all applicable taxes). Payment for the total cost of production of an Assembled Product will be due 30 days after an invoice is sent, regardless of the final sale of any Assembled Product to a consumer.

We may terminate this Product Assembly Agreement with 90 days’ prior written notice to Intermeccanica, in which case we will pay to Intermeccanica $1,000 for every production vehicle sold by ElectraMeccanica, or its subsidiaries, if any, during the 18 months immediately following the termination, up to a maximum amount of $500,000, which shall be paid on a monthly basis. Intermeccanica is also able to terminate this Product Assembly Agreement with 90 days’ prior written notice, in which case Intermeccanica will deliver to us any Assembled Products in progress at the time, along with any product design materials associated with any Assembled Products.

Buy-Out Agreement (merger)

Provided that the filing of this registration statement on Form F-1 with the SEC is effective and our shares of common stock are posted for trading on the OTCQB market operated by the OTC Markets Group Inc. (the “Public Listing”), at any time during the two year period immediately following the completion by us of the Public Listing (the “Call Option Period”), we shall have the right to purchase all (but not less than all) of Intermeccanica’s issued and outstanding shares (the “Call Option”) from the holders of such shares (the “Vendors”). However, the Call Option is subject to the payment of $100,000 by us to Intermeccanica if we have not exercised the Call Option within 12 months of the commencement of the Call Option Period, and the payment of another $100,000 by us to Intermeccanica if we have not exercised the Call Option within 24 months of the commencement of the Call Option Period, which, together with all prior payments to Intermeccanica, will be considered the then payment by us of liquidated damages to Intermeccanica for our failure to exercise our Call Option during the Call Option Period. For clarity, the Call Option Period terminates after 24 months from the date our shares of common stock are first traded on the OTCQB. The Call Option may be exercised by us by delivering a written notice to the other parties within the Call Option Period. The parties acknowledge that the Call Option shall operate as an option only and that nothing shall require or entitle us to exercise or compel the exercise of the Call Option. The exercise of the Call Option shall be irrevocable once made.

The purchase price will be the greater of $5,000,000 and the sum of (i) the book value of Intermeccanica’s assets, which will be determined by an independent chartered business valuator if the parties are unable to agreement upon the book value; and (ii) the weighted dollar value average closing price of our shares of common stock for the 20 trading days immediately preceding the date the Call Option was exercised (the “Exercise Date”) multiplied by the number of our issued and outstanding shares of common stock, including outstanding vested stock options, as at the Exercise Date (the “Total Equity Value”) determined in accordance with the following: (A) 20% of the first $10,000,000 in Total Equity Value; plus (B) 10% of the Total Equity Value between $10,000,000.01 and $30,000,000; plus (C) 5% of the Total Equity Value in excess of $30,000,000. The purchase price will be paid on the first business day at least 30 days following the final determination of the book value of Intermeccanica’s assets in exchange for the shares of Intermeccanica being transferred and registered to our Company. The parties have agreed that the purchase price shall be reduced by the value of the certain 600,000 shares of our common stock originally issued on February 16, 2015 for the benefit of Mr. Reisner and/or his nominees (the “Founder Shares”), which Founder Shares now represent 3,000,000 shares of our common stock as a result of a forward stock split effective June 22, 2016, based on the weighted dollar value average trading price of the our common shares for the 20 trading days immediately preceding the Exercise Date (the “Purchase Price Reduction”). The purchase price less the Purchase Price Reduction (the “Remaining Purchase Price”) shall be paid by us or our designee, as applicable, on the closing date by way of issuance to the Vendors of shares of our common stock (the “Consideration Shares”) with an ascribed value in the amount of the Remaining Purchase Price, provided that, at the election of Mr. Reisner to be made in written notice to us at least 15 days prior to the closing date, the Vendors shall be entitled to receive a minimum of $500,000 in the aggregate and a maximum of 50% of the Remaining Purchase Price in the aggregate, in cash (provided that the cash consideration shall not exceed 20% of our free cash on hand). For greater clarity, if the Remaining Purchase Price is any amount less than $500,000, the Remaining Purchase Price shall be $500,000. We will not be responsible for any debts, liabilities, or obligations of Intermeccanica or Intermeccanica’s business, as Mr. Reisner will be solely responsible for any such debts, liabilities, or obligations and Mr. Reisner has agreed to indemnify and hold harmless our Company, Intermeccanica and any affiliates of either our Company or Intermeccanica from and against all losses in connection with any debts, liabilities or obligations (including warranties of any kind) of Intermeccanica or its business existing at the closing date. The Buy-Out Agreement is subject to customary conditions to closing.

Prior to forming the Company Mr. Kroll required the invaluable assistance and over 50+ years of expertise of long time automotive expert, Mr. Reisner (Intermeccanica), and Intermeccanica’s vast experience in automotive craftsmanship, in order to be in position to fully develop and to create the Company’s first SOLO prototype.  Without any compensation being provided to Intermeccanica for such assistance and expertise, Intermeccanica also agreed to enter into the JOA which, in part, and critically, during the early stages of the Company’s development, provided the Company with much needed premises, production assembly and an option to acquire Intermeccanica which the Company could in no manner afford at inception.  Under the JOA Intermeccanica also contracted with the Company to assist with the development of the present and future vehicles, and also to provide production and delivery capabilities in conjunction with the Company’s production capabilities once developed (collectively, the “Inherent Intermeccanica Goodwill”). Notwithstanding the real value which was being created within the Company since inception owing to the fact that the Company was being allowed to fully utilize and exploit all Inherehent Intermeccancia Goodwill without paying for it, the parties agreed to structure the Company’s future ability to acquire Intermeccania, and the formula for the Call Option, based on the Company’s market (equity) value at the time; understanding that, from the parties’ perspectives, Intermeccanica, if acquired, should be entitled to share in the increase in the market value of the Company as though it were being acquired for its Inherent Intermeccanica Goodwill at inception – something that the Company could have never afforded at the time.

In addition, and through the issuance of the Founders Shares to Mr. Reisner, in subsequently amending the JOA, the parties agreed that the fair market value of the Founders Shares at the exercise of the Call Option should be deducted from the Call Option purchase price – clearly evidencing that Intermeccanica, through Mr. Reisner’s founder’s stock position, had already and partially been compensated for the Inherent Intermeccanica Goodwill being acquired.

Accordingly, the Call Option formula was arrived at, in light of the above, and with certain equity percentage limitations; including the Amendment Agreement to the JOA which recognized that the fair market value of the Founders Shares should be deducted from the final purchase price at the time - evidencing that Intermeccanica, through the Founder Shares, had already partially been compensated for the Inherent Intermeccanica Goodwill being acquired, and that Intermeccanica should be entitled to share in the increase in the market value of the Company as though it were being acquired for its Inherent Intermeccanica Goodwill at inception.

The foregoing description of the Joint Operating Agreement, as amended, does not purport to be complete and is qualified in its entirety by the Joint Operating Agreement and the Amendment Agreement to Joint Operating Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein. However, all of the material terms of the Joint Operating Agreement and the Amendment Agreement to Joint Operating Agreement have been disclosed.

MARKET FOR OUR COMMON SHARES

We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States or elsewhere.

Shares Eligible for Future Sale

We have 41,783,587 shares of common stock outstanding. All 8,111,174 common shares proposed for resale pursuant to this prospectus will be freely tradable without restriction in the United States under the U.S. Securities Act unless acquired by our affiliates. Common shares issued by us in the future may be sold in the public market in the United States only if registered or if they qualify for an exemption from registration, including the exemption described below under Rule 144 promulgated under the Securities Act, if available.

Generally, our affiliates will include our directors, executive officers and those persons who beneficially own or control sufficient voting securities to materially affect control of our Company. Generally, any person who beneficially owns or controls at least 10% of our Company’s common shares will be presumed to materially affect control of our Company, and therefore will be considered an affiliate of our Company.

Any common shares of our Company that are directly or indirectly acquired by such persons pursuant to this prospectus, or otherwise, will be considered to constitute “control shares”, and each of them could be deemed to be underwriters of our common shares, with the result that they will not be able to effect any resale transactions of our common shares (including those that may be distributed to them under this prospectus) absent registration under the U.S. Securities Act or an exemption from registration. In addition, they will be unable to rely on section 4(a)(1) of the U.S. Securities Act to effect transactions in our common shares.

In practice, given the foregoing restrictions on “control securities”, an affiliate of an issuer will typically seek to rely on the safe harbor in U.S. Securities Act Rule 144, if available, in order to resell such securities.

Rule 144

In general, Rule 144 of the U.S. Securities Act provides a safe harbor for the resale of restricted and control securities, subject to certain restrictions (including, in some cases, volume and manner of sale restrictions) and procedural requirements (including, in some cases, the requirement to file a notice on Form 144 with the SEC). The following table summarizes the requirements of Rule 144, as applicable to issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

	Affiliate or Person Selling on Behalf of an Affiliate		Non-Affiliate (and Has Not Been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Companies	During six-month holding period - no resales under Rule 144 permitted.		During six-month holding period - no resales under Rule 144 permitted.
	After six-month holding period - may resell in accordance with all Rule 144 requirements including:		After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.
	•	Current public information(1),
	•	Volume limitations,(2)	After one-year holding period - unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.
	•	Manner of sale requirements for equity securities,(3) and
	•	Filing of Form 144.(4)
Control Securities of Reporting Companies	May resell in accordance with all Rule 144 requirements including:
	•	Current public information(1),
	•	Volume limitations,(2)
	•	Manner of sale requirements for
equity securities,(3) and
	•	Filing of Form 144.(4)

Notes:

1.	The requirement for current public information can be satisfied if the issuer is current in its reporting obligations under the Exchange Act.
2.

The number of securities resold by a selling shareholder who is an affiliate of the issuer during any three month period may not exceed the greater of: (a) 1% of the total number of issued and outstanding shares of the same class of the issuer as published in the issuer’s latest filing with the SEC; and (b) the average weekly reported volume of trading in the issuer’s shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the Form 144 or, if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. A “national securities exchange” is an exchange registered as such under section 6 of the Exchange Act including NYSE MKT, Boston Stock Exchange, Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, Cincinnati Stock Exchange, International Securities Exchange, New York Stock Exchange (NYSE), Philadelphia Stock Exchange and Pacific Exchange. The Nasdaq Stock Market qualifies as an “automated quotation system of a registered securities association,” but the OTC Bulletin Board, the OTC Pink Market, OTCQX and OTCQB do not.

3.	The resale must be effected as either: (a) a routine open market brokerage transaction; or (b) a transaction directly with a market maker.
4.	Form 144 must be filed with the SEC if the sale involves more than 5000 securities or the aggregate dollar amount of securities sold in any three month period is greater than US$50,000.

As noted above, an affiliate of an issuer who holds “control shares” that are not “restricted securities” may also rely on Rule 144 to resell such shares. All of the requirements applicable in respect of “restricted securities”, other than the six-month holding period would apply to such resale transactions.

Generally, holders of securities of any issuer that is or was a “shell company” may not rely on Rule 144 to resell their securities. Rule 144 will be available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or an issuer that has been at any time previously a reporting or non-reporting shell company, only if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current “Form 10 type information” with the SEC reflecting its status as an entity that is not a shell company.

“Form 10 type information” is information that a company would be required to file if it were registering a class of securities on Form 10 or Form 20-F under the Exchange Act. A registration statement on Form F-1 would qualify.

For these purposes, a “shell company” is an issuer, other than a business combination related shell company, as defined in Securities Act Rule.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has:

(A)	No or nominal operations; and

(B)	Either:

(1)	No or nominal assets;

(2)	Assets consisting solely of cash and cash equivalents; or

(3)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Rule 701

In general, under Rule 701 of the U.S. Securities Act, any of our employees, officers, directors, consultants or advisors who purchased or received common shares from us before this offering under a compensatory stock or option plan or written agreement will be eligible to resell their shares in the United States in reliance on Rule 144, when it becomes available.

NOTICE OF ARTICLES AND ARTICLES OF OUR COMPANY

As discussed above under the heading “Company Information”, our Company was incorporated under the laws of the Province of British Columbia, Canada on February 16, 2015.

Remuneration of Directors

Our directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

Number of Directors

According to Article 11.1 of our Articles, the number of directors, excluding additional directors appointed under Article 12.7 is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if the Company is not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Directors

Our directors are elected annually at each annual meeting of our Company’s shareholders. Our Articles provide that the Board of Directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors at the expiration of the last annual meeting of our Company’s shareholders.

Our Articles provide that our directors may from time to time on behalf of our Company, without shareholder approval:

•	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
•

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

•	if the Company is authorized to issue shares of a class of shares with par value:

o	decrease the par value of those shares;
o	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
o	subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value; or
o	consolidate all or any of its unissued or fully paid issued shares with par value into share of larger par value;

•	subdivide all or any of its unissued or fully paid issued shares without par value;
•	change all or any of its unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;
•	alter the identifying name of any of its shares;
•	consolidate all or any of its unissued or fully paid issued shares without par value;
•	otherwise alter it shares or authorized share structure when required or permitted to do so by the Business Corporations Act (British Columbia);
•	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;
•

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such terms as they consider appropriate;

•	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or
•	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

Our Articles also provide that, the Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

Our Articles provide that the directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place and at the time that the board may by resolution from time to time determine. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote. A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by such provisions of our Articles is deemed for all purposes of the Business Corporations Act (British Columbia) and our Articles to be present at the meeting and to have agreed to participate in that manner.

Our Articles provide that the quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

Our Articles do not restrict: (i) a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested (although the Business Corporations Act (British Columbia) generally requires a director who is materially interested in a material contract or material transaction to disclose his or her interest to the Board, and to abstain from voting on any resolution to approve the contract or transaction, failing which the British Columbia Supreme Court may, on application of our Company or any of our shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director to account to the Company for any profit or gain realized on it, or both); or (ii) our directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

Our Articles do not set out a mandatory retirement age for our directors. Our directors are not required to own securities of our Company in order to serve as directors.

Authorized Capital

Our Notice of Articles provide that our authorized capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value, which have special rights or restrictions.

Rights, Preferences and Restrictions Attaching to Our Shares

The Business Corporations Act (British Columbia) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
•

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company;

•	subject to the rights of the preferred shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Our preferred shares may include one or more series and, subject to the Business Corporations Act (British Columbia), the directors may, by resolution, if none of the shares of that particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The provisions in our Articles attaching to our common shares and our preferred shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares and two-thirds of the preferred shares, as applicable.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding common shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act (British Columbia) provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our Company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approving in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to Article 8.20 of our Articles, a shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in Article 8.20 of our Articles shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a matter contemplated by Article 8.20 of our Articles:

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and

(b)	the meeting shall be deemed to be help at the location specified in the notice of the meeting.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is one or more persons, present in person or by proxy.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Electrameccanica Vehicles Corp. is incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Canadian Federal Income Tax Information For United States Residents,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our Company on the right of a non-resident to hold or vote common shares of our Company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our Company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Industry, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our Company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our Company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our Company would be presumed to be an acquisition of control of our Company unless it could be established that, on the acquisition, our Company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our Company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is CAD $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than CAD $5 million.

For a proposed indirect acquisition that is not a so-called WTO transaction and that would result in an acquisition of control of our Company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where (a) the value of the Canadian assets acquired in the transaction is CAD $50 million or more, or (b) the value of the Canadian assets is greater than 50% of the value of all of the assets acquired in the transaction and the value of the Canadian assets is CAD $5 million or more.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. The 2016 threshold is CAD$600 million, which threshold will be increased to CAD$800 million in April 2017 for a two year period. Other than the exception noted below, an indirect acquisition involving a WTO investor is not reviewable under the Investment Act.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Industry Minister has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Industry Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our Company are exempt from the Investment Act, including

(a)	acquisition of common shares of the Company by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)

acquisition of control of our Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

(c)

acquisition of control of our Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our Company, through the ownership of common shares, remained unchanged.

MATERIAL INCOME TAX INFORMATION

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES RESIDENTS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), and (b) for the purposes of the Canada-U.S. Tax Convention, is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, for purposes of the Tax Act, and who otherwise qualifies for the full benefits of the Canada-U.S. Tax Convention. The common shares will generally be considered to be capital property to a holder unless such common shares are held in the course of carrying on a business of buying or selling securities, or as part of an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b)are referred to herein as “Non-Canadian Holders”.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions. Such holders and other holders who do not meet the criteria in clauses (a) and (b)should consult their own tax advisers.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), the current provisions of the Canada-U.S. Tax Convention and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”)and assumes that such Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ from those discussed in this summary. For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our common shares to a Non Canadian Holder will be subject to Canadian withholding tax. Under the Canada-U.S. Tax Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a Non-Canadian Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company, which owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, unless the common shares are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time unless at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares could be deemed to be “taxable Canadian property”. Non-Canadian Holders whose common shares may constitute “taxable Canadian property” should consult their own tax advisors.

Under the Canada-U.S. Tax Convention, the gains derived by a Non-Canadian Holder from the disposition of common shares would generally not be taxable in Canada unless the value of the common shares is derived principally from real property situated in Canada. The Company believes that the value of its common shares are not currently derived principally from real property situated in Canada and it does not expect this to change in the foreseeable future.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our common stock. This summary applies only to U.S. Holders that acquire our common stock from a Selling Securityholder pursuant to this prospectus and does not apply to any subsequent U.S. Holder of our common stock.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common stock.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of our common stock pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of our common stock pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our common stock by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our common stock other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of the outstanding stock of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our common stock in connection with carrying on a business in Canada; (d) persons whose common stock in our Company constitutes “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our common stock.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our common stock generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common stock.

Acquisition of Our Common Stock

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our common stock from a Selling Securityholder for cash pursuant to this prospectus. A U.S. Holder’s initial tax basis in our common stock acquired pursuant to this prospectus will be equal to the U.S. Holder’s U.S. dollar cost for the common stock. A U.S. Holder’s holding period for such common stock will begin on the day after the acquisition.

Ownership and Disposition of Our Common Stock

Distributions on Our Common Stock

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if the Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common stock will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of such common stock (see “Sale or Other Taxable Disposition of Our Common Stock” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common stock will constitute a dividend. Dividends received on our common stock generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or our common stock is readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common stock sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for our common stock is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our common stock. The U.S. federal income tax consequences of owning and disposing of our common stock if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value). If certain conditions are met, a start-up non-U.S. corporation is not a PFIC in the first year that it has gross income, but could be a PFIC in one or more earlier years in which it has no gross income but satisfies the asset test.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”). At this time, however, the Company does not own any direct or indirect equity interests in another company.

The Company does not know if it currently is a PFIC or was a PFIC in a prior year and, based on current business plans and financial projections, does not know if it will be a PFIC in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder owns our common stock, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common stock. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns our common stock, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in such common stock or makes a timely and effective QEF Election or, if applicable, Mark-to-Market Election.

Under the default PFIC rules:

•

any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of our common stock (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it, together with all other distributions received in the relevant tax year, exceeds 125% of the average annual distribution received during the preceding three years) received on our common stock or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for our common stock;

•	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•

the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;

•	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and

•	any loss realized on the disposition of our common stock generally will not be recognized.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to our common stock.

If a U.S. Holder makes a timely and effective QEF Election, the U.S. Holder must include currently in gross income each year its pro rata share of the Company’s ordinary income and net capital gains, regardless of whether such income and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary income or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in our common stock will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in our common stock and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of our common stock by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary income and net capital gains for the year. U.S. Holders should be aware that there can be no assurance that the Company will satisfy the recordkeeping requirements that apply to a QEF or that the Company will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election applies. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If our common stock is considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to our common stock but not with respect to a Subsidiary PFIC. At this time, however, our common stock is not listed or posted for trading on any securities exchange or stock quotation system, and therefore is not considered to be “regularly traded” for this purpose.

Should our common stock become “regularly traded,” a U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to our common stock generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such stock as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such stock as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in our common stock generally will be increased by the amount of ordinary income recognized with respect to such stock. If the U.S. Holder’s adjusted tax basis in our common stock as of the close of a tax year exceeds the fair market value of such stock as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such stock for all prior taxable years. A U.S. Holder’s adjusted tax basis in our common stock generally will be decreased by the amount of ordinary loss recognized with respect to such stock. Any gain recognized upon a disposition of our common stock generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as ordinary loss to the extent of the net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to our common stock.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our common stock may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our common stock that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our common stock, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s shares of our common stock are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on our common stock, and (b) proceeds arising from the sale or other taxable disposition of our common stock generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 28%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (“TIN”) (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON STOCK. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Our management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceeding.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

The financial statements of Electrameccanica Vehicles Corp. as of December 31, 2015 and for the period from February 16, 2015 (date of inception) to December 31, 2015 included in this prospectus and registration statement have been so included in reliance on the report of Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our Company which is material to that person, or has a material, direct or indirect economic interest in our Company or that depends on the success of the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Securities Exchange Act.

Electrameccanica Vehicles Corp.

Financial Statements

Ended December 31, 2015

Expressed in Canadian Dollars

INDEPENDENT AUDITOR’S REPORT

To the Directors of Electrameccanica Vehicles Corp.

We have audited the accompanying financial statements of Electrameccanica Vehicles Corp. which comprise the statement of financial position as at December 31, 2015, and the statements of comprehensive loss, changes of equity and cash flows for the period from February 16, 2015 (inception) to December 31, 2015, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Electrameccanica Vehicles Corp. as at December 31, 2015, and its financial performance and its cash flows for the period from February 16, 2015 (inception) to December 31, 2015 in accordance with International Financial Reporting Standards.

Emphasis of Matter
Without qualifying our opinion, we draw attention to Note 1 in the financial statements which describes certain conditions that indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada
April 13, 2016

Electrameccanica Vehicles Corp.
Statement of financial position
Expressed in Canadian dollars

		December 31,
	Note	2015
ASSETS
Current assets
Cash		$106,357
Receivables	4	28,639
Prepaid expenses		12,347
Deposits		35,000
Inventory - parts		14,966
		197,309

Non-current assets
Equipment	5	15,809

TOTAL ASSETS		$213,118

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	6	$82,910
Advance payable	9	50,000
Customer deposits		28,506
Shareholder loan	11	185,000
TOTAL LIABILITIES		346,416

EQUITY
Share capital	9	458,520
Common share subscription	9	50,000
Share-based payment reserve	10	354,015
Deficit		(995,833)
TOTAL EQUITY		(133,298)

TOTAL LIABILITIES AND EQUITY		$213,118

Commitments (Notes 7)
Subsequent events (Note 15)

On behalf of the Board of Directors.

/s/ Jerry Kroll
Director

The accompanying notes are an integral part of these financial statements	F-3

Electrameccanica Vehicles Corp.
Statement of comprehensive loss
Expressed in Canadian dollars

		Period from inception
		February 16, 2015 to
	Note	December 31, 2015

Operating expenses
Amortization	5	$629
General and administrative expenses		54,146
Professional fees		78,659
Sales and marketing expenses		19,848
Research and development expenses		486,809
Share-based payment expense	9	354,015
		994,106
Other items
Foreign exchange loss		1,727

Net and comprehensive loss		$995,833

Loss per share – basic and diluted		$0.22
Weighted average number of shares outstanding – basic and diluted	9	4,504,369

Electrameccanica Vehicles Corp.
Statement of changes in equity
Expressed in Canadian dollars

Period from inception February 16, 2015 to
December 31, 2015
	Share capital			Share-based
	Number of			payment		Share
	shares	Amount		reserve		subscription		Deficit	Total

Shares issued for cash – seed capital	5,070,000	$5,070	$		$		$		$5,070
Shares issued for cash – private placements	286,725	453,450		-		-		-	453,450
Share subscription	-	-		-		50,000		-	50,000
Stock-based compensation	-	-		354,015		-		-	354,015

Comprehensive loss for the period	-	-		-		-		(995,833)	(995,833)
Balance at December 31, 2015	5,356,725	$458,520		$354,015		$50,000		$(995,833)	$(133,298)

Electrameccanica Vehicles Corp.
Statement of cash flows
Expressed in Canadian dollars

Period from inception
February 16, 2015 to
December 31, 2015

Operating activities
Loss for the period	$(995,883)
Adjustments for:
Amortization	629
Share-based payment expense	354,015
Changes in non-cash working capital items:
Receivables	(28,639)
Prepaid expenses	(12,347)
Inventory	(14,966)
Trades payable and accrued liabilities	82,910
Advance payable	50,000
Customer deposits	28,506
Deposits	(35,000)
Net cash flows used in operating activities	(570,725)

Investing activities
Expenditures on equipment	(16,438)
Net cash flows used in investing activities	(16,438)

Financing activities
Proceeds from shareholder loan	185,000
Proceeds from common share subscription	50,000
Proceeds on issuance of common shares	458,520
Net cash flows from financing activities	693,520
Increase in cash	106,357

Cash, beginning	-

Cash, ending	$106,357

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

1.	Nature and continuance of operations

Electrameccanica Vehicles Corp (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and its principal activity is the development and manufacturing of single occupancy electric vehicles.

The head office and principal address of the Company are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

These financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at December 31, 2015 the Company had not commenced commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its electric vehicles manufacturing activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with loans from a director and or private placement of equity capital. Should the Company be unable to continue as a going concern, the net realizable value of its assets may be materially less than the amounts on its statement of financial position.

2.	Significant accounting policies and basis of preparation
The financial statements were authorized for issue on April 13, 2016 by the directors of the Company.

Statement of compliance with International Financial Reporting Standards

The financial statements of the Company comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of preparation
The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The financial statements are presented in Canadian dollars.

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of financial instruments; and
-	the calculation of income taxes require judgement in interpreting tax rules and regulations.

Share-based payments

Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing model. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. The Company has no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. The Company’s non-derivative financial liabilities consist of trade payables, advance payable, refundable deposits for shares, sales deposits and shareholder loans.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

Financial instruments (cont’d)

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on the Company’s financial instruments.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets

The carrying amount of the Company’s assets (which include equipment and deferred development costs) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Equipment
Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class of equipment	Amortization rate
Office furniture and equipment	20%
Shop equipment	20%

Research and Development Costs
Research costs are expensed when incurred. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life.The Company did not have any development costs that met the capitaliation criteria for the year ended December 31, 2015.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

3.	Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. The Company is currently assessing the impact this new standard will have on its financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.	Receivables

December 31,
2015
GST tax receivable	$15,864
IRAP contribution receivable	12,775
$28,639

5.	Equipment

	Office Furniture and
	Equipment	Shop Equipment	Total
Cost:

Additions	$13,500	$2,938	$16,438
At December 31, 2015	13,500	2,938	16,438

Amortization:

Charge for the period	580	49	629
At December 31, 2015	580	49	629

Net book value:
At December 31, 2015	$12,920	$2,889	$15,809

6.	Trade payables and accrued liabilities

December 31,
2015
Trade payables	$55,378
Due to related parties (Note 11)	12,340
Accrued liabilities	15,192
$82,910

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

7.	Lease obligations and commitments

Lease obligations relate to the Company’s rent of office space. The term of the lease expires on November 1, 2020 with the Company holding an option to renew for a further five years.

As at December 31, 2015, future payments required under non-cancellable operating leases contracted for but not capitalized in the financial statements are as follows:

December 31,
2015
Payable not later than one year	$104,497
Payable later than one year and not later than five years	400,574
Payable later than five years	-
$505,071

8.	Income tax expense and deferred tax assets and liabilities

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

Period ended
December 31,
2015
Net loss	$(995,833)

Statutory tax rate	13.5%
Expected income tax recovery at the statutory tax rate	$(134,437)
Deferred income tax expense (recovery):
Stock-based compensation	47,792
Temporary differences not recognized	86,645
Income tax recovery	$-

The Company has the following deductible temporary differences for which no deferred tax asset has been recognized:

December 31,
2015
Non-capital loss carry-forwards	$641,189

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

9.	Share capital

Authorized share capital
Unlimited number of common shares without par value.

Issued share capital
At December 31, 2015 the Company had 5,356,725 issued and outstanding common shares.

Private placements

On February 16, 2015, the Company completed a placement of 4,970,000 common shares at a price of $0.001 for gross proceeds of $4,970. On February 16, 2015, the Company completed a private placement of 100,000 units at a price of $0.001 for gross proceeds of $100. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until February 16, 2020.

On June 12, 2015, the Company completed a private placement of 10,000 units, at a price of $1.00 per unit, for gross proceeds of $10,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 12, 2020.

On June 15, 2015, the Company completed a private placement of 10,000 units, at a price of $1.00 per unit, for gross proceeds of $10,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 15, 2020.

On June 26, 2015, the Company completed a private placement of 75,000 units, at a price of $1.00 per unit, for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 26, 2020.

On July 7, 2015, the Company completed a private placement of 25,000 units, at a price of $1.00 per unit, for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 7, 2020.

On August 19, 2015, the Company completed a private placement of 12,500 units, at a price of $2.00 per unit, for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $5 per warrant share until August 19, 2020.

On December 1, 2015, the Company completed a private placement of 68,100 units, at a price of $2.00 per unit, for gross proceeds of $136,200. Each unit consists of one share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $5 per warrant share until December 1, 2020.

On December 31, 2015, the Company completed a private placement of 86,125 units, at a price of $2.00 per unit, for gross proceeds of $172,250. Each unit consists of one share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $5 per warrant share until December 31, 2020.

During the year, the Company received a $100,000 deposit from a third party investor for a subscription of units to be issued in the future. Subsequent to year end, both parties agreed to amend the deposit amount to $50,000. As a result, $50,000 was recorded as an advance payable as at December 31, 2015 and was repaid subsequent to December 31, 2015.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

Basic and diluted loss per share
The calculation of basic and diluted loss per share for the period ended December 31, 2015 was based on the loss attributable to common shareholders of $995,833 and the weighted average number of common shares outstanding of 4,504,369. Diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options
The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 12,000,000. Such options will be exercisable for a period of up to 7 years from the date of grant. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company.

Options granted vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six (36) equal monthly instalments commencing on the first anniversary of the grant date.

On exercise, each option allows the holder to purchase one common share of the Company. The changes in options during the period ended December 31, 2015 is as follows:

	December 31, 2015
	Number of	Weighted average
	options	exercise price
Options outstanding, beginning	-	$-
Options granted	11,243,000	0.94
Options forfeited	(13,000)	0.75

Options outstanding, ending	11,230,000	$0.94

Details of options outstanding as at December 31, 2015 are as follows:

	Weighted average	Number of options
Exercise price	contractual life	outstanding
$0.75	6.45 years	9,000,000
$0.75	6.62 years	535,000
$2.00	6.95 years	1,695,000
	6.54 years	11,230,000

The weighted average grant date fair value of options granted during the period ended December 31, 2015 was $0.24. The fair value was determined using the Black-Scholes option pricing model using the following weighted average assumptions:

Period ended December 31, 2015
Expected life of options	5 years
Annualized volatility	111% - 112%
Risk-free interest rate	0.44% - 0.80%
Dividend rate	0%

Volatility was determined based on the historical volatility of a similar Company’s share price over a period of time equivalent to the expected life of the option granted. During the period ended December 31, 2015, the Company recognized stock-based compensation expense of $354,015.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

Warrants
On exercise, each warrant allows the holder to purchase one common share of the Company. The changes in warrants outstanding during the period ended December 31, 2015 is as follows:

	Period ended
	December 31, 2015
		Weighted average
	Number of warrants	exercise price
Warrants outstanding, beginning	-	$-
Warrants issued	386,725	3.29
Warrants outstanding, ending	386,725	$3.29

At December 31, 2015, all warrants outstanding were exercisable.

Details of warrants outstanding as at December 31, 2015 are as follows:

	Weighted average	Number of warrants
Exercise price	contractual life	outstanding
$2.00-$5.00	4.59 years	386,725

10.	Reserve

Share-based payment reserve

The share-based payment reserve records items recognized as stock-based compensation expense and other share-based payments until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital.

11.	Related party transactions

Related party balances
The following amounts are due to related parties

December 31,
2015
Shareholder loan payable to the CEO	$185,000
Due to related parties (Note 6)	12,340
$197,340

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

Period ended
December 31,
2015
Stock-based compensation	$338,883

12.	Financial instruments and financial risk management

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk
Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada. As most of the Company’s cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government value added taxes.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's source of funding has been shareholder loans and the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2015:

	Within one year	Between one	More than
		and five years	five years
Trade payables	$67,718	$-	$-
Advance payable	50,000	-	-
Customer deposits	28,506	-	-
Shareholder loan	185,000	-	-
	$331,224	$-	$-

Foreign exchange risk
Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk as it incurs expenditures that are denominated in US dollars while its functional currency is the Canadian dollar. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

13.	Financial instruments and financial risk management (cont’d)

Foreign exchange risk (cont’d)

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

December 31,
2015
Cash and cash equivalents	$43,638
Trade payables	(18,084)
$25,554

Based on the above net exposures, as at December 31, 2015, a 10% change in the US dollars to Canadian dollar exchange rate would impact the Company’s net loss by $2,000.

Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of $1,064 for the period ended December 31, 2015.

Classification of financial instruments
Financial assets included in the statement of financial position are as follows:

December 31,
2015
Loans and receivables:
Cash	$106,357
Other receivables	28,639
$134,996

Financial liabilities included in the statement of financial position are as follows:

December 31,
2015
Non-derivative financial liabilities:
Trade payable	$67,718
Advance payable	50,000
Customer deposits	28,506
Shareholder loan	185,000
$331,224

Fair value
The fair value of the Company’s financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•	Level 3 – Inputs that are not based on observable market data.

Electrameccanica Vehicles Corp.
Notes to the financial statements
December 31, 2015
Expressed in Canadian dollars

13.	Financial instruments and financial risk management (cont’d)

The following is an analysis of the Company’s financial assets measured at fair value as at December 31, 2015:

	As at December 31, 2015
	Level 1	Level 2	Level 3
Cash and cash equivalents	$106,357	$-	$-

14.	Capital management

The Company’s policy is to maintain a strong capital base so as to safeguard the Company’s ability to maintain its business and sustain future development of the business. The capital structure of the Company consists of equity and shareholder loan, net of cash. The Company is not subject to any externally imposed capital requirements.

15.	Subsequent events

On January 21, 2015, The Company repaid $135,000 of the shareholder loan.

On January 22, 2016, the Company completed a private placement for 632,500 units at $2 per unit for total proceeds of $1,265,000. Each unit consists of one share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $5 per warrant share until January 22, 2021.

On February 29, 2016, the Company completed a private placement for 37,500 units at $2 per unit for total proceeds of $75,000. Each unit consists of one share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire on additional share at a price of $5 per warrant share until February 29, 2021.

On March 7, 2016, the Company completed a private placement for 150,000 units at $2 per unit for total proceeds of $300,000. Each unit consists of one share and one non-transferable share purchase warrant with each warrant entitling the subscriber to acquire on additional share at a price of $5 per warrant share until March 7, 2021.

On March 7, 2016, the Company granted 5,000 stock options to a third party at an exercise price of $2 per share exercisable from the date of grant until March 7, 2023. Options granted vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six (36) equal monthly instalments commencing on the first anniversary of the grant date.

Electrameccanica Vehicles Corp.
Interim Financial Statements
September 30, 2016

Unaudited - Expressed in Canadian Dollars

Electrameccanica Vehicles Corp.
Statement of financial position
Expressed in Canadian dollars

		September 30,	December 31,
		2016	2015
	Note	(Unaudited)
ASSETS
Current assets
Cash		$234,213	$106,357
Receivables	4	208,564	28,639
Prepaid expenses		190,718	47,347
Inventory - parts		-	14,966
		633,495	197,309
Non-current assets
Property, plant and equipment	5	66,487	15,809
Patent, trademarks and design		18,227	-

TOTAL ASSETS		$718,209	$213,118

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	6	$818,271	$82,910
Advance payable		-	50,000
Customer deposits		108,500	28,506
Convertible loan	8	222,949	-
Shareholder loan	13	-	185,000
TOTAL LIABILITIES		1,149,720	346,416

EQUITY
Share capital	9	2,758,584	458,520
Common share subscription		106,500	50,000
Share-based payment reserve	10	1,196,147	354,015
Equity component of convertible loan		39,130
Deficit		(4,531,872)	(995,833)
TOTAL EQUITY		(431,511)	(133,298)

TOTAL LIABILITIES AND EQUITY		$718,209	$213,118

Commitments (Notes 7)
Subsequent events (Note 16)

On behalf of the Board of Directors.

/s/ Jerry Kroll	/s/ Robert Tarzwell
Director	Director

The accompanying notes are an integral part of these financial statements	F-20

Electrameccanica Vehicles Corp.
Statement of comprehensive loss
Expressed in Canadian dollars

		Three months ended		Nine months ended

		September 30,		September 30,	February 16 –
		2016	September 30,	2016	September 30,
	Note	(Unaudited)	2015	(Unaudited)	2015

Operating expenses
Amortization	5	$4,608	$137	$8,257	$137
General and administrative expenses	12	363,345	27,123	751,216	53,892
Sales and marketing expenses		53,938	4,085	129,998	6,239
Research and development expenses	11	850,295	118,626	1,977,205	241,973
Share-based payment expense	8	175,180	140,694	659,802	166.687
		(1,447,366)	(290,665)	(3,526,478)	(468,928)
Other items
Accretion interest expense		(5,181)	-	(5,181)	-
Foreign exchange (gain) loss		(1,338)	(1,288)	(4,380)	(1,573)

Net and comprehensive loss		$(1,453,885)	$(291,953)	$(3,536,039)	$(470,501)

Loss per share – basic and fully diluted		$(0.05)	$(0.01)	$(0.11)	$(0.02)

Weighted average number of shares outstanding – basic and fully diluted	9	32,131,597	25,979,112	30,979,1649	25,622,632

The accompanying notes are an integral part of these financial statements	F-21

Electrameccanica Vehicles Corp.
Statement of changes in equity
Expressed in Canadian dollars

Period from inception February 16, 2015 to September 30, 2016
	Share capital
										Equity
	Number of			Share-based		Share		Share		component of
	shares	Amount		payment reserve		subscription		Issue cost		convertible loan		Deficit	Total

Shares issued for cash – seed capital	25,350,000	$5,070	$		$		$		$		$		$5,070
Shares issued for cash – private placements	1,433,625	453,450		-		-		-		-		-	453,450
Share subscription	-	-		-		50,000		-		-		-	50,000
Stock-based compensation	-	-		354,015		-		-		-		-	354,015
								-		-
Comprehensive loss for the period	-	-		-		-		-		-		(995,833)	(995,833)
Balance at December 31, 2015	26,783,625	458,520		354,015		50,000		-		-		(995,833)	(133,298)

Shares issued for cash – private placements	5,445,200	2,985,200		182,330		-		(668,716)		-		-	2,498,814
Stock-based compensation	-	-		659,802		-		-		-		-	659,802
Share subscription	-	-		-		56,500		(16,420)		-			40,080
Equity component of convertible loan										39,130			39,130
Comprehensive loss for the period												(3,536,039)	(3,536,039)
Balance at September 30, 2016 (Unaudited)	32,228,825	$3,443,720		$1,196,147		$106,500		$(685,136)		$39,130		$(4,531,872)	$(431,511)

During the period ended September 30, 2016, the Company completed a 1:5 share split and all references to number of shares have been retroactively adjusted See note 9 for further details.

The accompanying notes are an integral part of these financial statements	F-22

Electrameccanica Vehicles Corp.
Interim statement of cash flows
Unaudited - Expressed in Canadian dollars

	Three months ended		Nine months ended
				Period from
				February 16 –
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Operating activities
Loss for the period	$(1,453,885)	$(291,953)	$(3,536,039)	$(470,501)
Adjustments for:
Amortization	4,608	137	8,257	137
Share-based payment expense	175,180	140,694	659,802	166,687
Interest accretion expense	5,181	-	5,181	-
Changes in non-cash working capital items:
Receivables	(98,533)	(4,186)	(179,925)	(6,523)
Prepaid expenses	23,924	(22,092)	(143,371)	(22,092)
Inventory	-	-	14,966	-
Trades payable and accrued liabilities	428,001	14,455	489,453	63,844
Advance payable	-	50,000	(50,000)	50,000
Deferred revenue	22,500	-	22,500	-
Customer deposits	57,250	14,000	57,494	24,000
Net cash flows used in operating activities	(835,774)	(98,945)	(2,651,682)	(194,448)

Investing activities
Expenditures on equipment	(27,103)	(5,710)	(58,935)	(5,710)
Expenditures on patents and trademarks	(8,326)	-	(18,227)	-
Net cash flows used in investing activities	(35,429)	(5,710)	(77,162)	(5,710)

Financing activities
Proceeds from convertible loan	300,000	-	300,000	-
Proceeds from (repayment of) shareholder loan	-	-	(135,000)	85,000
Proceeds from share subscription	106,500	50,000	106,500	50,000
Proceeds on issuance of common shares – net of share issue costs	140,000	50,000	2,585,200	150,070
Net cash flows from financing activities	546,500	100,000	2,856,700	285,070
Increase in cash	(324,703)	(4,655)	127,856	84,912

Cash, beginning	558,916	89,567	106,357	-
Cash, ending	$234,213	$84,912	$234,213	$84,912

The accompanying notes are an integral part of these financial statements	F-23

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

1.	Nature and continuance of operations

Electrameccanica Vehicles Corp (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and its principal activity is the development and manufacturing of single occupancy electric vehicles.

The head office and principal address of the Company are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

These financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at September 30, 2016 the Company had not commenced commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its electric vehicles manufacturing activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with private placement of equity capital. Should the Company be unable to continue as a going concern, the net realizable value of its assets may be materially less than the amounts on its statement of financial position. The Company has completed private placements subsequent to September 30, 2016 providing proceeds of $5,576,786, net of share issue costs. See note 16 for further details.

2.	Significant accounting policies and basis of preparation

The financial statements were authorized for issue on November 22, 2016 by the directors of the Company.

Statement of compliance with International Financial Reporting Standards
These unaudited interim condensed financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applicable to the preparation of interim financial statements, including International Accounting Standards (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”). These unaudited interim condensed financial statements follow the same accounting policies and methods of application as the most recent annual financial statements of the Company. These unaudited interim condensed financial statements do not include all the information and disclosures required by IFRS for annual financial statements and should be read in conjunction with the annual audited financial statements for the year ended December 31, 2015, which have been prepared in accordance with IFRS as issued by the IASB.

Basis of preparation
The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The financial statements are presented in Canadian dollars.

Significant estimates and assumptions
The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

Significant judgments
The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of financial instruments; and
-	the calculation of income taxes require judgement in interpreting tax rules and regulations.

Share-based payments
Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing model. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Loss per share
Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Fully diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of fully diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial instruments
The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. The Company has no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. The Company’s non-derivative financial liabilities consist of trade payables, advance payable, refundable deposits for shares, sales deposits and shareholder loans.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on the Company’s financial instruments.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets
The carrying amount of the Company’s assets (which include equipment and deferred development costs) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Income taxes

Current income tax:
Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

2.	Significant accounting policies and basis of preparation (cont’d)

Deferred income tax:
Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Equipment
Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class of equipment	Amortization rate
Office furniture and equipment	20%
Shop equipment	20%
Computer equipment	33%
Vehicles	33%
Leasehold improvement	over term of lease

Research and Development Costs
Research costs are expensed when incurred and are net of government grants. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, the Company has not met the criteria to capitalize development costs.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

3.	Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. The Company is currently assessing the impact this new standard will have on its financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

The Company has not early adopted these new standards and is currently assessing the impact that these standards will have on its financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.	Receivables

	September 30,	December 31,
	2016	2015
Trade receivable	$9,729	$-
GST receivable	89,080	15,864
IRAP contribution receivable	108,556	12,775
Purchase refund	1,199	-
	$208,564	$28,639

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

5.	Property, plant and equipment

	Office
	Furniture
	and	Shop	Computer		Leasehold
	Equipment	Equipment	Equipment	Vehicles	Improvement	Total
Cost:

Additions	$13,500	$2,938	$-	$-	$-	$16,438
At December 31, 2015	13,500	2,938	-	-	-	16,438
Additions	8,630	10,434	9,337	18,388	12,146	58,935
At September 30, 2016	22,130	13,372	9,337	18,388	12,146	75,373

Amortization:

Charge for the period	580	49				629
At December 31, 2015	580	49				629
Charge for the period	3,147	1,188	1,170	1,532	1,220	3,649
At September 30, 2016	3,727	1,237	1,170	1,532	1,220	4,277

Net book value:
At December 31, 2015	$12,920	$2,889	$-	$-	$-	$15,809
At September 30, 2016	$18,403	$12,135	$8,167	$16,856	$10,926	$66,487

6.	Trade payables and accrued liabilities

	September 30,	December 31,
	2016	2015
Trade payables	$163,941	$55,378
Due to related parties (Note 13)	38,684	12,340
Accrued liabilities	615,646	15,192
	$818,271	$82,910

7.	Lease obligations and commitments

Lease obligations relate to the Company’s rent of office space and warehouse. The term of the lease expires on November 1, 2020 and July 1, 2020 with the Company holding an option to renew for a further five years for the office space.

As at September 30, 2016, future payments required under non-cancellable operating leases contracted for but not capitalized in the financial statements are as follows:

	September 30,	December 31,
	2016	2015
Payable not later than one year	$181,621	$104,497
Payable later than one year and not later than five years	545,225	400,574
Payable later than five years	-	-
	$726,846	$505,071

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

8.	Convertible Loan

On September 7, 2016, the Company issued an unsecured convertible loan for $300,000. The loan, which is non-interest bearing, matures on September 7, 2017. The loan is convertible, at the holder’s option at any time before maturity into units of the Company at a price of $1.00 per unit or will automatically convert into units of the Company at a price of $1.00 per unit, if prior to maturity the Company has filed an approved registration statement with the US Securities and Exchange Commission and are listed for trading on the OTCQB. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue. On October 5, 2016, the Company issued 26,250 units at a price of $1.00 per unit for a total value of $43,102 for third party finder’s fees (note 16) regarding the convertible loan.

The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%. The residual amount, representing the value of the equity conversion option, is included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan is 15% per annum. The carrying value of the liability component is being accreted to the face value of the convertible loan over the period from issuance to the maturity date.

	September 30,	December 31,
	2016	2015
Proceeds from issue of convertible loan	$300,000	$-
Amount allocated to equity on issue of convertible loan	(39,130)	-
Convertible loan issue costs	(43,102)	-
Interest accretion expense	5,181	-
	$222,949	$-

9.	Share capital

Authorized share capital
Unlimited number of common shares without par value.

On June 22, 2016, the Company completed a stock split of one pre-split common share for five post-split shares. All information related to common shares, options and warrants presented in these financial statements and accompanying notes have been retroactively adjusted to reflect the increased number of common shares resulting from the stock split.

Issued share capital

At September 30, 2016 the Company had 32,228,825 issued and outstanding common shares.

Private placements

On January 22, 2016, the Company completed a private placement of 3,162,500 units at a price of $0.40 per unit for gross proceeds of $1,265,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until January 22, 2021.

On February 29, 2016, the Company completed a private placement of 187,500 units at a price of $0.40 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until February 29, 2021.

9.	Share capital (cont’d)

On March 7, 2016, the Company issued 750,000 units at a price of $0.40 per unit for a total value of $300,000 for third party finder’s fees. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until March 7, 2021. The fair value of these warrants was calculated as $182,330.

On May 16, 2016, the Company completed a private placement of 730,200 units at a price of $1.00 per unit for gross proceeds of $730,200. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until May 16, 2021.

On June 21, 2016, the Company completed a private placement of 475,000 units at a price of $1.00 per unit for gross proceeds of $475,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 21, 2021.

On August 21, 2016, the Company completed a private placement of 25,000 units at a price of $1.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until August 21, 2021.

On September 7, 2016, the Company completed a private placement of 115,000 units at a price of $1.00 per unit for gross proceeds of $115,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until September 7, 2021.

On October 5, 2016, The Company issued 123,512 units at a price of $1.00 per unit for a total value of $202,806 for third party finder’s fees (note 16) regarding private placements.

Basic and fully diluted loss per share

The calculation of basic and fully diluted loss per share for the period ended September 30, 2016 was based on the loss attributable to common shareholders of $3,536,039 and the weighted average number of common shares outstanding of 29,770,999. Fully diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 12,000,000. Such options will be exercisable for a period of up to 7 years from the date of grant. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company.

Options granted vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six (36) equal monthly instalments commencing on the first anniversary of the grant date.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

9.	Share capital (cont’d)

On exercise, each option allows the holder to purchase one common share of the Company. The changes in options during the period ended September 30, 2016 is as follows:

	September 30, 2016
	Number of	Weighted average
	options	exercise price
Options outstanding, beginning	56,150,000	$0.19
Options granted	100,000	1.00
Options forfeited	(75,000)	0.15

Options outstanding, ending	56,175,000	$0.19

Details of options outstanding as at September 30, 2016 are as follows:

	Weighted average	Number of options
Exercise price	contractual life	outstanding
$0.15	5.70 years	45,000,000
$0.15	5.87 years	2,675,000
$0.40	6.19 years	8,400,000
$0.40	6.44 years	25,000
$1.00	6.73 years	75,000
	6.00 years	56,175,000

The weighted average grant date fair value of options granted during the period ended September 30, 2016 was $0.63. The fair value was determined using the Black-Scholes option pricing model using the following weighted average assumptions:

Period ended September 30, 2016
Expected life of options	5 years
Annualized volatility	100%
Risk-free interest rate	0.62% - 0.68%
Dividend rate	0%

Volatility was determined based on the historical volatility of a similar Company’s share price over a period of time equivalent to the expected life of the option granted. During the period ended September 30, 2016, the Company recognized stock-based compensation expense of $659,802.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

9.	Share capital (cont’d)

Warrants

On exercise, each warrant allows the holder to purchase one common share of the Company. The fair value of the warrants issued as part of the third party finder’s fee at issue date on March 7, 2016 was $182,330 as calculated using the Black-Scholes option pricing model with the same assumptions used for stock options. The changes in warrants outstanding during the period ended September 30, 2016 is as follows:

	Period ended
	September 30, 2016
		Weighted average
	Number of warrants	exercise price
Warrants outstanding, beginning	1,933,625	$0.17
Warrants issued	5,445,200	0.92
Warrants outstanding, ending	7,378,825	$1.09

At September 30, 2016, all warrants outstanding were exercisable. Details of warrants outstanding as at September 30, 2016 are as follows:

	Weighted average	Number of warrants
Exercise price	contractual life	outstanding
$0.40- $2.00	4.28 years	7,378,825

10.	Reserve

Share-based payment reserve
The share-based payment reserve records items recognized as stock-based compensation expense and other share-based payments until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the options, or warrants expire unexercised, the amount remains in the reserve account.

11.	Research and development expenses

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	February 16 –
	2016	2015	2016	September 30,
				2015
Labour	$419,226	$80,935	$1,201,218	$138,668
Materials	481,389	37,691	921,767	103,305
Government grants	(50,319)	-	(145,781)	-
	$850,296	$118,626	$1,977,204	$241,973

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

12.	General and Administrative expenses

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	February 16 –
	2016	2015	2016	September 30,
				2015
Rent	$36,794	$-	$94,128	$-
Office Expenses	22,239	5,530	87,412	10,722
Legal & Professional	196,001	19,093	375,332	40,670
Consulting fees	67,484	2,500	127,187	2,500
Salaries	40,827	-	67,157
	$363,345	$27,123	$751,216	$53,892

13.	Related party transactions

Related party balances
The following amounts are due to related parties

	September 30,	December 31,
	2016	2015
Shareholder loan payable to the CEO	$-	$185,000
Due to related parties (Note 6)	38,684	12,340
	$38,684	$197,340

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

Period ended
September 30,
2016
Stock-based compensation	$615,674

14.	Financial instruments and financial risk management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk
Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada. As most of the Company’s cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government value added taxes.

14.	Financial instruments and financial risk management (cont’d)

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's source of funding has been shareholder loans and the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at September 30, 2016:

At September 30, 2016	Within one	Between one
	year	and five	More than
		years	five years
Trade payables	$818,271	$-	$-
Customer deposits	86,000	-	-
Convertible loan	222,949
	$1,127,220	$-	$-

At December 31, 2015	Within one	Between one
	year	and five	More than
		years	five years
Trade payables	$67,718	$-	$-
Advance payable	50,000	-	-
Customer deposits	28,506	-	-
Shareholder loan	185,000	-	-
	$331,224	$-	$-

Foreign exchange risk
Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk as it incurs expenditures that are denominated in US dollars while its functional currency is the Canadian dollar. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	September 30,	December 31,
	2016	2015
Cash	$49,776	$43,638
Trade payables	(25,079)	(18,084)
	$24,697	$25,554

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

14.	Financial instruments and financial risk management (cont’d)

Based on the above net exposures, as at September 30, 2016, a 10% change in the US dollars to Canadian dollar exchange rate would impact the Company’s net loss by $1,881 (December 31, 2015 - $2,000).

Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of $2,342 for the period ended September 30, 2016 (December 31, 2015 - $1,064)

Classification of financial instruments
Financial assets included in the statement of financial position are as follows:

	September 30,	December 31,
	2016	2015
Loans and receivables:
Cash	$234,213	$106,357
Other receivables	208,564	28,639
	$210,906	$134,996

Financial liabilities included in the statement of financial position are as follows:

	September 30,	December 31,
	2016	2015
Non-derivative financial liabilities:
Trade payable	$818,271	$67,718
Advance payable	-	50,000
Customer deposits	86,000	28,506
Convertible loan	222,949	-
Shareholder loan	-	185,000
	$1,127,220	$331,224

Fair value
The fair value of the Company’s financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•	Level 3 – Inputs that are not based on observable market data.

Electrameccanica Vehicles Corp.
Notes to the interim financial statements
September 30, 2016
Unaudited - Expressed in Canadian dollars

15.	Capital management

The Company’s policy is to maintain a strong capital base so as to safeguard the Company’s ability to maintain its business and sustain future development of the business. The capital structure of the Company consists of equity. The Company is not subject to any externally imposed capital requirements.

16.	Subsequent events

On October 1, 2016, the Company entered into a three year nine month non-cancellable lease for the rent of warehouse space. The term of the lease expires on July 31, 2020. The future minimum payments are $35,519 per annum.

On October 5, 2016, the Company completed a private placement of 105,000 units at a price of $1.00 per unit for gross proceeds of $105,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 5, 2021.

On October 5, 2016, the Company issued 149,762 units at a price of $1.00 per unit for a total value of $149,762 for third party finder’s fees. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 5, 2021.

On October 28, 2016, the Company completed a private placement of 2,000,000 units at a price of $1.00 per unit for gross proceeds of $2,000,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 28, 2021.

On October 28, 2016, the Company completed a private placement of 2,400,000 units at a price of $0.833333 per unit for gross proceeds of $2,000,000. Each unit consists of one common share and 1.66667 non-transferable common share purchase warrants with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 28, 2021.

On November 21, 2016, the Company issued 400,000 units at a price of $1.00 per unit for a total value of $400,000 for third party finder’s fees. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until November 21, 2021.

On November 21, 2016, the Company completed a private placement of 4,500,000 units at a price of $0.3634 per unit for gross proceeds of $1,635,318 Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until November 21, 2021. The Company paid cash third party finder’s fees of $163,532 relating to this private placement.

ELECTRAMECCANICA VEHICLES CORP.

8,111,174 Shares of Common Stock

____________________________

PROSPECTUS
____________________________

February 10, 2017

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

Dealer Prospectus Delivery Obligation

Until May 11, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.